As filed with the Securities and Exchange Commission on August 3, 2001
                                                Commission File No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        PARADIGM MEDICAL INDUSTRIES, INC.
                 (Name of small business issuer in its charter)


      Delaware                      3841                             87-0459536
(State of jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer incorporation
  or organization)          Classification Code Number)         Identification Number)

                              2355 South 1070 West
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
        (Address and telephone number of registrant's principal executive offices and principal place of business)

             Thomas F. Motter, Chairman and Chief Executive Officer
                              2355 South 1070 West
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
            (Name, address and telephone number of agent for service)
                             ----------------------

                                   Copies to:

                             Randall A. Mackey, Esq.
                             Mackey Price & Williams
                              350 American Plaza II
                                57 West 200 South
                         Salt Lake City, Utah 84101-3663
                            Telephone: (801) 575-5000

                Approximate date of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective.

                             -----------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reimbursement plans check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           ---------------------------


                                            CALCULATION OF REGISTRATION FEE


                         Title of each                                            Proposed         Proposed
                            class of                                Amount         maximum          maximum        Amount of
                        securities to be                             to be     offering price      aggregate     registration
                           registered                             registered      per Share     offering price        fee
-------------------------------------------------------------------------------------------------------------------------------

Resale of Common Stock issuable upon exercise of Class A Warrants   1,000,000         $   7.50       $7,500,000             (1)
Resale of Common Stock issuable upon exercise of Kenneth Jerome
       Warrants..................................................     100,000            8.125          812,500             (1)
Resale of Common Stock issuable upon exercise of Kenneth Jerome
      Warrants...................................................     100,000             7.50          750,000             (1)
Resale of Common Stock issuable upon conversion of Series C
      Preferred Stock............................................      48,996             1.75           71,571             (1)
Resale of Common Stock issuable upon conversion of Series D
      Preferred Stock............................................     271,816             1.75          475,678             (1)
Resale of Common Stock issuable upon exercise of KSH Investment
      Group Warrants.............................................      55,539             2.50          138,848             (1)
Resale of Common Stock issuable upon exercise of KSH Investment
      Group Warrants.............................................      10,461             2.69           28,140             (1)
Resale of Common Stock issuable upon exercise of KSH Investment
      Group Warrants.............................................     142,400             2.38          338,912             (1)
Resale of Common Stock issuable upon exercise of Options.........     425,000             4.00        1,700,000             (1)
Resale of Common Stock issuable upon exercise of Options.........     615,453             5.00        3,077,265             (1)
Resale of Common Stock issuable upon exercise of Options.........     342,880             6.00        2,057,280             (1)
Resale of Common Stock issuable upon exercise of Lafferty
      Warrants                                                        100,000             5.00          400,000             (1)
Resale of Common Stock issuable upon exercise of Cyndel Warrants      150,000             4.00          600,000             (1)
Resale of Common Stock issuable upon exercise of Consulting for
       Strategic Growth Warrants.................................      40,000             3.50          140,000             (1)
Resale of Common Stock issuable upon exercise of Limberg Warrants     100,000             4.00          400,000             (1)
Resale of Common Stock issuable upon exercise of Limberg Warrants      50,000             4.75          237,500             (1)
Resale of Common Stock issuable upon exercise of Limberg Warrants      50,000             6.75          337,500             (1)
Resale of Common Stock issuable to certain holders of Common Stock    425,000             4.00        1,700,000             (1)
Resale of Common Stock issuable upon exercise of former officer's
      Warrants...................................................      75,000             7.50          562,500             (1)
Resale of Common Stock issuable to certain holders of Common Stock  2,406,359            2.125        5,113,513             (1)
Resale of Common Stock issuable upon conversion of Series
      E Preferred Stock..........................................   2,730,333            1.875        5,119,374       $1,279.84
Resale of Common Stock issuable upon exercise of  Series
      E Preferred Shareholder Warrants...........................     136,517             4.00          546,068          136.52
Resale of Common Stock issuable upon exercise of Options........      225,000             4.00          900,000          225.00
Resale of Common Stock issuable upon exercise of Limberg Warrants      50,000             4.00          200,000           50.00
Resale of Common Stock issuable upon exercise of Cyndel Warrants       75,000             4.00          300,000           75.00
Resale of Common Stock issuable upon exercise of Warrants to
      Helen Kohn and Ronit Sucoff................................     100,000             4.00          400,000          100.00
Resale of Common Stock issuable upon exercise to certain holders
      of Common Stock............................................     425,580             2.14          910,741          227.69
Resale of Common Stock issuable upon exercise of Options.........      60,000             5.00          300,000           75.00
                                                                    ---------                        ----------       ---------
      Total Registration Fee....................................                                                      $2,169.05
                                                                                                                      =========

===============================================================================================================================

(1) No registration fee is required as securities were previously registered by Form SB-2 Registration Statement, No. 333-2496, effective as of July 10, 1996., Form SB-2 Registration Statement No. 333-57711, effective as of September 14, 1998, Form SB-2 Registration Statement No. 333-68471, effective as of January 4, 1999, Form SB-2 Registration Statement No. 333-77267, effective as of May 7, 1999, Form S-3 Registration Statement No. 333-93725, effective as of January 6, 2000, Form S-3 Registration State No. 333-44154, effective as of September 1, 2000, and Form S-3 Registration Statement No. 333-50846, effective December 8, 2000. Pursuant to Rule 429, this is a combined registration statement which relates to the securities previously registered by the earlier registration statements and the securities being registered by this registration statement.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                        PARADIGM MEDICAL INDUSTRIES, INC.

                              Cross Reference Sheet

                  Form S-3 Item No. and Caption                        Prospectus Caption
                  -----------------------------                        ------------------

Item 1.     Front of Registration Statement and                        Outside Front Cover Page
            Outside Front Cover Pages of Prospectus

Item 2.     Inside Front and Outside Back Cover                        Inside Front and Outside Back Cover Pages
            Pages of Prospectus

Item 3.     Summary Information , Risk Factors and Ratio               Prospectus Summary; Risk Factors
            of Earnings to Fixed Charges

Item 4.     Use of Proceeds                                            Use of Proceeds

Item 5.     Determination of Offering Price                            Not Applicable

Item 6.     Dilution                                                   Not Applicable

Item 7.     Selling Security Holders                                   Selling Securityholders, Optionholders and
                                                                       Shareholders

Item 8.     Plan of Distribution                                       Outside Front Cover Page; Plan of Distribution

Item 9.     Description of Securities                                  Outside Front Cover Page

Item 10.    Interests of Named Experts and Counsel                     Legal Matters; Experts

Item 11.    Material Changes                                           Not Applicable

Item 12.    Incorporation of Certain Information                       Documents Incorporated by Reference
            by Reference

Item 13.    Disclosure of Commission Position                          Description of Securities
            on Indemnification for Securities                          Plan of Distribution
            Act Liabilities

Item 14.    Other Expenses of Issuance and                             Other Expenses of Issuance and Distribution
            Distribution

Item 15.    Indemnification of Directors                               Indemnification of Directors
            and Officers                                               and Officers

Item 16..   Exhibits                                                   Exhibits

Item 17.    Undertakings                                               Undertakings


PROSPECTUS
----------



                        10,311,334 Shares of Common Stock


                        PARADIGM MEDICAL INDUSTRIES, INC.



         Paradigm Medical Industries, Inc. develops, manufactures and sells diagnostic and surgical equipment for the eyes. We currently market two ultrasonic surgery systems for removing cataracts and have acquired the exclusive technology and manufacturing rights to four additional FDA approved surgical eyecare products from Mentor Corp. We are currently developing a laser surgery system for the next generation of cataract removal. In addition, we acquired the technology and manufacturing rights to four diagnostic eyecare instruments formerly manufactured by the Humphrey Systems Division of Carl Zeiss, Inc. Further, we recently acquired the outstanding shares of stock of Vismed, Inc., d/b/a Dicon, which manufactures and distributes two diagnostic eyecare instruments, the Dicon(TM) Topographer, a corneal topographer, and the Dicon(TM) Perimeter. Currently, our sales come from our two ultrasonic surgery systems and related medical supplies, our four ultrasound diagnostic eyecare instruments acquired from the Humphrey Systems Division of Carl Zeiss, Inc. and our two ultrasound diagnostic eyecare instruments acquired from Vismed, Inc., d/b/a Dicon. We also have a Blood Flow Analyzer(TM) that detects the eye condition glaucoma by diagnosing blood flow in the eyes. The laser system is still being tested and needs approval by the Food and Drug Administration before it can be sold in the United States. Sales of the Mentor Corp. systems and accessories began on October 22, 1999, the closing date of the acquisition.

         Our primary purpose in registering Common Stock for resale is to raise money to complete development of the laser surgery system and to manufacture and market the four surgical eyecare instruments acquired from Mentor Corp. This will include significant manufacturing and marketing expenses, as well as research and development costs and other expenses. We are registering for resale a total of 10,311,334 shares of Common Stock.

         This Prospectus supercedes all prior registrations. Our shares are listed for trading on The Nasdaq SmallCap Market under the symbols PMED and PMEDW. On July 31, 2001, the closing sales price for our Common Stock was $2.14 per share and the closing sales price for our Class A Warrants was $.17 per warrant.


         Investing in the Common Stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 4.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                   This Prospectus is dated August ___, 2001.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511, and at 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the
Commission at 450 Fifth  Street,  N.W.,  Room 1024,  Washington,  D.C.  20549 at
prescribed rates. In addition, the Commission maintains a web site at http:/www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including our company.

         We have filed with the Commission a Registration Statement (together with all amendments and exhibits, the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended, with respect to the Common Stock offered pursuant to this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any agreement or other document referred to herein are not necessarily complete and reference is made to the copy of such agreement or to the Registration Statement and to the exhibits and schedules filed therewith. Copies of the material containing this information may be obtained from the Commission upon payment of the prescribed fee.


                               PROSPECTUS SUMMARY

         This summary highlights some information from this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements.

                                   THE COMPANY

         We develop, manufacture and sell surgical and diagnostic equipment and instrumentation for the eyes known as ophthalmic equipment with related accessories, including disposable products. Our surgical equipment is designed for cataract treatment with minimum invasion of the eye. We market an ultrasonic cataract surgery system with related instruments. This system, the Precisionist Thirty Thousand(TM), is manufactured as the base surgery system for our Precisionist Thirty Thousand(TM) Ophthalmic Surgical Workstation. We are currently developing a laser cataract surgery system as an adjunct to its Workstation(TM). This product is currently undergoing investigational trials in the United States. If successfully developed and approved for medical uses, we plan to market the laser system as a plug-in module for our Workstation(TM). We have acquired exclusive technology and manufacturing rights to four diagnostic eyecare instruments, formerly manufactured by the Humphrey Systems Division of Carl Zeiss, Inc.. In October 1999, we acquired the technology and rights to manufacture four additional FDA approved surgical products from Mentor Corp. In June 2000, we acquired the outstanding shares of stock of Vismed, Inc., d/b/a Dicon, which manufactures and distributes two diagnostic eyecare instruments, the Dicon(TM) Topographer, a corneal topographer, and the Dicon(TM) Perimeter. We also have a Blood Flow Analyzer(TM) product that is a portable computerized system designed for diagnosis of blood flow volume in the eye for detection and treatment of glaucoma. With the exception of the Dicon(TM) Topographer, Dicon(TM) Perimeter and Blood Flow Analyzer(TM), all product manufacturing and services related to these instruments have been moved to our Salt Lake City facility.

                                  The Offering

Securities Offered .............  The  resale  of  10,311,334  shares  of Common
                                  Stock,  consisting  of the resale of 2,198,400
                                  shares of Common Stock issuable upon the exercise of the Class A Warrants, Kenneth Jerome & Company, Inc. Warrants, KSH Investment Group, Inc. Warrants, Cyndel & Co., Inc. Warrants, R.F. Lafferty & Co., Inc. Warrants, Warrants issued to Dr. Michael B. Limberg pursuant to terms of a Consulting Agreement and renewal of said Consulting Agreement, Warrants issued to Consulting for Strategic Growth, Ltd. for services to the
                                  Company, and Warrants issued to John W. Hemmer, Vice President of Finance, Treasurer and Chief Financial Officer of the Company; the resale of 48,996 shares of Common Stock issuable upon the conversion of the Series C Convertible Preferred Stock (the "Series C Preferred Stock"); the resale of 271,816 shares of Common Stock issuable upon the conversion of the Series D Convertible Preferred Stock (the "Series D Preferred Stock"); the resale of 2,866,850 shares of Common Stock issuable upon conversion of the Series E Preferred Stock (the "Series E Preferred Stock") and exercise of the Warrants issued to the holders of Series E Preferred Stock; the resale of 2,831,939 shares of Common Stock pursuant to registration rights granted to certain individuals and entities; and the resale of 2,093,333 shares of Common Stock issuable upon the exercise of options granted to executive officers, employees and directors of the Company. Each Class A Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $7.50 per share. Each Kenneth Jerome Warrant entitles the holder to purchase one share of common Stock at an exercise price of $7.50 to $8.125 per share. Each Lafferty Warrant entitles the holder to purchase one share of Common stock at an exercise price of $4.00 per share. Each KSH Investment Group Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $2.38 to $2.69 per share. Each Cyndel Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $4.00 per share. Each Warrant issued to Dr. Limberg entitles him to purchase one share or Common Stock at an exercise price of $4.00 to $6.75 per share. Each Warrant issued to Consulting for Strategic Growth, Ltd. entitles it to purchase one share of Common Stock at $3.50 per share. Each Warrant issued to Mr. Hemmer entitles him to purchase one share of Common Stock at an exercise price of $7.50 per share. Each Warrant issued to Helen Kohn and Ronit Sucoff entitles the holder to purchase one share of Common Stock at $4.00 per share. Each share of Series C Preferred Stock and Series D Preferred Stock is convertible at a conversion price of $1.75 per share. Each share of Series E Preferred Stock is convertible at an exercise price of $1.875 per share. The Class A Warrants, Underwriter's Warrants, KSH Investment Group Warrants, Cyndel Warrants and Warrants issued to Mr. Hemmer and Mesdames Kohn and Sucoff are subject in certain circumstances to earlier redemption by us. The Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are subject in certain circumstances to automatic conversion. See "Securityholders Registering Shares" and "Description of Securities."


Common Stock outstanding
prior to the offering ...........12,934,637 shares.

Common Stock outstanding
after the offering ..............23,245,971 shares.

Use of Proceeds.................. All funds  received by us upon the exercise of the Warrants and Options will be used for general corporate purposes. We will not receive any proceeds from the conversion of the Series C Preferred Stock, the Series D
                                  Preferred Stock or the Series E Preferred Stock. See "Use of Proceeds."



Risk Factors/Dilution...........  The  offering  involves a high degree of risk.
                                  See "Risk Factors."

Nasdaq Symbols
      Common Stock............... PMED
      Class A Warrants........... PMEDW

                       DOCUMENTS INCORPORATED BY REFERENCE

         The  following   documents   filed  by  us  with  the   Commission  are
incorporated herein by reference:

         a. Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;
         b. Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001; and
         c. Definitive Proxy Statement for the Company's 2001 Annual Meeting of Shareholders.

         All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended and prior to the termination of this offering, shall be deemed to be incorporated by reference in this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that have been incorporated herein by reference, other than Exhibits to such documents (unless such Exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to: Thomas F. Motter, Chairman and Chief Executive Officer, Paradigm Medical Industries, Inc., 2355 South 1070 West, Salt Lake City, Utah 84119.


                                  RISK FACTORS

         Before you invest in our Common Stock, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the other information included in this Prospectus before you decide to purchase shares of our Common Stock. No investment should be made by any person who is not in a position to lose the entire amount of his investment.

         Some of the information in this Prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue"or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward- looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Prospectus. The risk factors noted in this section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward- looking statement.

Limited Working Capital; Limited Operating History; Accumulated Deficit; Anticipated Losses.

         As of December 31, 2000, we had limited working capital of $6,516,000. We also have not been in business for a long time. Most of our current sales are related to the Precisionist 3000 Plus, our ultrasonic eye surgery machine. Our accumulated deficit was $20,381,000 as of December 31, 1999 and $32,358,000 as of December 31, 2000. Such losses have resulted principally from costs incurred in connection with research and development, including clinical trials, of the laser surgery system. Medical products were not sold by us until late 1992. Our ability to become profitable largely depends on successfully developing clinical applications and obtain regulatory approvals for its laser surgery products, including the Photon(TM) LaserPhaco(TM), and to effectively market such products. The problems and expenses frequently encountered in developing new products and the competitive industry in which we operate will impact whether we are successful. We may never achieve profitability. Furthermore, we may encounter substantial delays and unexpected expenses related to research, development, production, marketing, regulatory matters or other unforeseen difficulties.

Possible Future Delisting of Securities from The Nasdaq SmallCap Market and Market Illiquidity.

         We received a letter from the Nasdaq staff, dated January 7, 1998, notifying us that our securities would be delisted from The Nasdaq SmallCap Market at the close of business on January 15, 1998 because we failed to demonstrate compliance with all the requirements for continued listing. We requested a review of the staff's findings and conclusions. A hearing to review the staff's findings and conclusions was held on February 19, 1998. We were determined to be in compliance with the requirements for continued listing on The Nasdaq SmallCap Market as a result of the proceeds we had received from sale of 20,030 shares of Series C Preferred Stock and the exchange of 12% Convertible, Redeemable Promissory Notes for 9,950 shares of Series C Preferred Stock.

         In order to remain eligible for quotation on Nasdaq, we must maintain $2,000,000 in net tangible assets, a $500,000 market value of the public float (excluding shares held directly or indirectly by officers, directors and controlling stockholders), and at least 300 round lot holders of our Common Stock. In addition, continued inclusion requires two market-makers and a minimum bid price of $1.00 per share. If we are unable to comply with these new listing requirements in the future, our securities would be delisted from the Nasdaq SmallCap Market. We may be unable to satisfy all requirements to remain listed on Nasdaq. If delisted from Nasdaq, our securities may then be traded on the OTC Electronic Bulletin Board or in the over-the-counter market in the so-called "pink sheets." As a result, it may be more difficult for an investor to dispose of our securities, or to obtain accurate quotations on their market value. Furthermore, the prices for our securities may be lower than might otherwise be obtained.

Disclosures Relating to Low Priced Stocks; Possible Restrictions on Resales of Low Priced Stocks and on Broker-Dealer Sales; Possible Adverse Effect of "Penny Stock" Rules on Liquidity for the Company's Securities.

         If our securities were to be delisted from Nasdaq as discussed above, they may become subject to Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers that sell securities governed by Rule 15g-9 to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by Rule 15g-9, the broker-dealer must determine whether the purchaser qualifies as a purchaser and must receive the purchaser's written consent to the transaction prior to sale. Consequently, Rule 15g-9 may adversely effect the ability purchasers and others to sell our securities and otherwise affect the trading market in our securities.

         The Commission has adopted regulations which generally define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transactions by broker-dealers involving a penny stock (unless exempt), rules promulgated under the Exchange Act require delivery, prior to a transaction in a penny stock, of a risk disclosure document relating to the penny stock market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stocks.

         The foregoing penny stock restrictions will not apply to our securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or if we meet certain minimum net tangible asset or average revenue criteria. There can be no assurance that our securities will qualify for exemption from these restrictions. In any event, even if our securities were exempt from such restrictions, they would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If our securities were subject to the rules on penny stocks, the market liquidity for our securities could be materially adversely affected.

Future Capital Needs and Uncertainty of Additional Funding.

         We may require substantial funds in addition to the net proceeds of this Offering for various reasons, including continuing research and development, expanding clinical trials, completing the FDA approval process for its products (including the Photon(TM) LaserPhaco(TM)), and manufacturing and marketing its existing products. In the short term, based on past financial needs and on currently planned programs, we anticipate that the net proceeds of this Offering and the interest earned from it, together with funds generated from future product sales, should be adequate, even if at the minimum level, to satisfy our capital requirements for approximately 12 months. This estimate is based on certain assumptions and there can be no assurance that the net proceeds of this Offering will be sufficient to satisfy our capital requirements for 12 months. Even if this Offering is successful, we will need to seek additional capital, possibly through public or private sales of our securities, in order to fund our activities on a long-term basis. Adequate funds may not be available when needed or on terms acceptable to us. Insufficient funds may require us to delay, scale back or eliminate certain or all of its research and development programs or to license third parties to commercialize products or technologies that we would otherwise seek to develop itself, which may materially adversely affect our continued operations.

Technological Uncertainty and Early Stage of Product Development.

         The science and technology of medical products, including lasers, is rapidly evolving. Our medical systems may require significant further research, development, testing and regulatory clearances. They are also subject to the risks of failure inherent in the development of products based on innovative technologies. These risks include the possibility that any or all of the proposed products will prove to be ineffective or unsafe; that they fail to receive necessary regulatory clearances; that the proposed products are uneconomical; that others hold proprietary rights which preclude us from marketing such products; or that others market better products. Accordingly, we are unable to predict whether its research and development activities will result in any commercially profitable products. Further, due to the extended testing and regulatory review process required, we may be unable to sell our current and proposed laser cataract system products. There is also no guarantee that we will be able to develop and sell a glaucoma surgery system.

Government Regulation; Uncertainty of FDA Approval.

         We are subject to substantial regulation by the FDA and other federal and state regulatory agencies. FDA regulations require us to obtain either a 510(k) clearance or pre-marketing approval prior to marketing a product in the United States. We are also subject to foreign regulation and must receive various types of approvals from foreign government agencies prior selling its products in some countries. The clearance and approval processes for both the FDA and foreign regulatory authorities are costly, time consuming and uncertain. In addition, we are required to obtain FDA approval before exporting a device which has not received FDA marketing clearance or approval. We may never be able to obtain these required government approvals. See "Risk Factors--Future Capital Needs and Uncertainty of Additional Funding." Delays or failure to obtain such approvals would materially and adversely effect us, as would changes in existing requirements. We have received a 510(k) clearance from the FDA for our ultrasonic surgery systems allowing us to sell both devices in the United States. We have also received 510(k) clearance to market an ocular blood flow analyzer manufactured by Ocular Blood Flow., Ltd. ("OBF, Ltd."). In May 1995, we were granted an investigational device exemption for our Photon(TM) LaserPhaco(TM) System allowing us to conduct clinical studies in support of our application with the FDA to obtain approval to market our laser surgery system. We have completed the authorized clinical studies and has requested authorization for expanded clinical studies. We have also received FDA approval to manufacture and export the Photon(TM) LaserPhaco(TM) System internationally. However, we have not yet obtained approval from some foreign countries to market the laser product where approval is necessary. We anticipate that many contemplated applications of our currently existing and planned products will be subject to the lengthy regulatory approval process, including preclinical studies, clinical trials and extensive regulatory review and could take many years and require the expenditure of substantial resources.

Lack of Operating Experience.

         Our executives rely on their experience and skill from their professional occupations. None of our executives has direct experience in managing a company which utilizes research and product development activities and technology to such a high degree.

Dependence on Laser Cataract System.

         We are also developing a laser cataract system for inclusion in our Workstation(TM). Phase I clinical trials have concluded for FDA approval for the Photon(TM) LaserPhaco(TM) system. During the clinical trial, we discovered that the Photon(TM) LaserPhaco(TM) system may not effectively remove viscerous cataracts. In May, 1998, we received FDA clearance to conduct clinical tests on soft cataracts. We are highly dependent on FDA approval of its Photon(TM) LaserPhaco(TM) system to generate future revenues. With the recently discovered possible limitation of the Photon(TM) LaserPhaco(TM), the system may not be approved by the FDA.

Potential Obsolescence from Rapid Technological Change.

         Our market is subject to rapid technological change. Development by others of new or improved products, processes or technologies may make our products obsolete or less competitive. Accordingly, we must continue investing in research and development on our existing products and to develop new products. Despite such investment, our current or proposed products may be unsuccessful.

Product and Market Competition.

         Our laser system will potentially receive competition from other laser systems, such as excimer, holmium (Ho:YAG), Erbium (Er:YAG), Nd:YLF (Neodymium:Yttium-Lithium-Fluoride) or lasers of other wave lengths. Competition may also come from other medical devices and other surgical techniques. Further, the cataract surgical device industry is dominated by a small number of large competitors that are well established in the marketplace, have experienced management, are well financed and have a well recognized trade name related to their product lines. We may be unable to penetrate the existing market and acquire a sufficient market share to be profitable. Significant competitive factors which will affect future sales include regulatory approvals, performance, pricing, timely product shipment, safety, customer support, convenience of use and patient and general market acceptance.

Business Development Risks.

         New ventures, particularly those involved in a highly technical industry such as the medical industry, have substantial inherent risks. These risks are in three general areas: technical, mechanical and human. Notwithstanding any pre-production planning, new products can incur unexpected problems in full scale production, which cannot always be foreseen or accurately predicted. Designs can become unworkable, for unpredicted reasons. Quality control and component sourcing failures can also be expected from time to time. Any business, including ours, is substantially dependent upon the capabilities and performance of both management and sales personnel. Mistakes in judgment or performance can be costly and, in certain instances, disabling. Therefore, management skill, experience, character and reliability are of significant importance.

Dependence On Key Personnel.

         Our success largely depends on a number of key employees. The loss of services of one or more of these employees could have a material adverse effect on us, including the development and sale of eye surgery systems. We are especially dependent upon the efforts and abilities of Thomas F. Motter, Chairman of the Board and Chief Executive Officer, and Mark R. Miehle, President and Chief Executive Officer. Mr. Motter is employed by us under a five-year employment agreement. Mr. Miehle is employed by us under a three-year employment agreement. The loss of any of our key executives could have a material adverse effect on us and our operations and prospects, although the loss of either Mr. Motter or Mr. Miehle could have a more significant adverse effect. We have no key man insurance on either Mr. Motter or Mr. Miehle. We believe that our future success will also depend, in part, upon our ability to attract, retain and motivate qualified personnel. There is no assurance, however, that we will be successful in attracting and retaining such personnel.

Production Risks.

         The high-technology product line requires us to deal with suppliers and subcontractors supplying highly specialized parts, operating highly sophisticated and narrow tolerance equipment and performing highly technical calculations. Components must be custom designed and manufactured, which is not only complicated and expensive, but can also require a number of months to accomplish. Slight mistakes in either the design or manufacture can result in unsatisfactory parts that may not be correctable. Because our business requires the talents of various professions, mistakes from very slight oversights or miscommunications can occur, resulting not only in costly delays and lost orders, but also in disagreements regarding liability and, in any event, extended delays in production. Moreover, we rely on suppliers that are related to each other for parts and equipment. When dealing with related suppliers the terms on which parts and equipment are purchased may not be as favorable as could be obtained from unrelated third- party suppliers.

Lack of Independent Market Testing.

         We believe that there is substantial commercial demand for its laser surgery system and blood flow analyzer for the eyes at a profitable price. However, this belief is solely based on our management=s experience and judgment. At this time, there have been no independent marketing studies by independent professional marketing firms to reliably confirm the extent of this demand, the price ranges within which it exists and the amount of promotion necessary to exploit whatever demand does exist.

No Assurance of Market Acceptance.

         Our products may not be accepted in the marketplace. Such acceptance will depend on a number of factors including receiving regulatory approvals, demonstrating the safety, and advantages of our products over existing systems and techniques. Our laser surgery system may never gain market acceptance since the system may not effectively remove viscerous cataracts. Further, we be unable to successfully market our products even if they perform successfully in clinical applications. Our Precisionist ThirtyThousandJ Workstation(TM) may not gain acceptance unless we can reduce or eliminate the vacuum surge and develop additional, complementary surgical devices for installation in that host system.

Dependence on Patents and the Protection of Proprietary Technology.

         We depend on our ability to license and obtain patents and on the adherence to confidentiality agreements executed by employees, consultants and third-parties to maintain the proprietary nature of our technology and to operate without infringing on the proprietary rights of others. Our laser probe is protected by a United States patent issued in 1987 to Daniel M. Eichenbaum, M.D. Patents have been granted to the Blood Flow Analyzer(TM) in the United States and the United Kingdom, to the Dicon(TM) Topographer in the United States, and to the Dicon(TM) Perimeter in the United States, the United Kingdom, Germany and Switzerland. The pending patents may not be perfected. Also, our present or future products may be found to infringe upon the patents of others. If our products are found to infringe on the patents, or otherwise impermissibly utilize the intellectual property of others, our development, manufacture and sale of such products could be severely restricted or prohibited. We may be required to obtain licenses to utilize such patents or proprietary rights of others and acceptable terms may be unavailable. If we do not obtain such licenses, the development, manufacture or sale of products requiring such licenses would be materially adversely affected. In addition, we could incur substantial costs in defending ourself against challenges to our patents or infringement claims made by third parties or in enforcing any patents we may obtain.

Limited Nature of Patent Protection.

         Others may sell products similar to our Photon(TM) LaserPhaco(TM) system, the Mentor systems or the Blood Flow Analyzer(TM) for the eyes before we can market either device. We rely on the protections that we hope to realize under the United States and foreign patent laws. However, patents provide limited protections. We have a United States and Japanese patent on the hand-held probe design and applications for various foreign patents are either pending or planned, and the patents for the blood flow analyzer for the eyes are reported by OBF, Ltd. to have been approved in the United States and the United Kingdom. Similar devices, however, could be designed that do not infringe on our patent rights, but that are similar enough to compete against our patented products. Moreover, it is possible that an unpatented but prior existing device or design may exist that has never been made public and therefore is not known to us or the industry in general. Such a device could be introduced into the market without infringing on our current patent. If any such competing non-infringing devices are produced and distributed, our profit potential would be seriously limited, which would seriously impair our viability.

Limitations on Medical Reimbursement.

         We anticipate that our medical devices will generally be purchased by ophthalmologists and hospitals that will then bill various third-party payors, such as government programs and private insurance plans, for the health care services provided to their patients. Government agencies generally reimburse at a fixed rate based on the procedure performed. Some of the potential procedures for which our medical devices may be used, however, may be denied reimbursement as elective. In addition, third-party payors may deny reimbursement if they determine that the use of our products was unnecessary, inappropriate, not cost-effective, experimental or used for a non-approved indication. Even if we receive FDA clearances for our products, third-party payors may nevertheless deny reimbursement. Furthermore, third-party payors increasingly challenge the prices charged for medical products and services. Reimbursement from third-party payors may be unavailable or if available, that reimbursement may be limited when compared with reimbursement for competitive procedures, thereby materially adversely affecting our ability to profitably sell products. The market for our products could also be adversely affected by recent federal legislation that reduces reimbursements under the capital cost pass- through system utilized in connection with the Medicare program. Failure by hospitals and other users of our products to obtain reimbursement from third-party payors or changes in government and private third-party payors' policies toward reimbursement for procedures employing our products would have a material adverse effect on us. See "Risk Factors--Proposed Health Care Reform."

Proposed Health Care Reform.

         President Clinton's Administration is making proposals to change aspects of the delivery and financing of health care services. Other legislation to accomplish the same purpose has or will also be introduced by members of Congress. Legislation derived from one or more of these proposals may be enacted in the near future. Such legislation to control or reduce public (Medicare and Medicaid) and private spending on health care, to reform the methods of payment for health care goods and services by both the public and private sectors, and to provide universal access to health care may be passed. We cannot predict what form this legislation may take or the effect of such legislation on its business. It is possible that the legislation ultimately enacted by Congress will contain provisions resulting in price limits and utilization controls which may reduce the rate of increase in the growth of the ophthalmic laser market or otherwise adversely affect our business. It is also possible that future legislation could result in modifications to the nation's public and private health care insurance systems which will affect reimbursement policies in a manner adverse to us. We also cannot predict what other legislation relating to our business or the health care industry may be enacted, including legislation relating to third- party reimbursement, or what effect legislation may have on the results of its operations.

New Product Quality.

         Our Precisionist Thirty Thousand(TM) Workstation(TM) is a new computer-based product unproven by day-to-day use in the marketplace. As is common with other new computer-based products, we have discovered certain circuitry problems and component failures with the first Workstation(TM) that we manufactured. We believe that we have corrected most if not all of these problems. However, there is no assurance that all of these problems have been detected or corrected. If customers were to experience significant problems with the Workstation(TM), if we could not fix or correct the problems, or if our customers were dissatisfied with the functionality or performance of the Workstation(TM), or product support provided by us, we would be materially adversely effected.

Dependence on Outside Suppliers and Manufacturers.

         We  currently  purchase  all of its  components,  supplies and contract manufacturing from third-party suppliers. Substantially all of our current products are manufactured or assembled by three companies under long-term manufacturing agreements. However, if we were required to locate other manufacturers or suppliers, we could experience increased costs and significant delays in both locating and switching to new vendors. Further, it would be difficult for us to develop the capacity to manufacture or assemble its products in-house since we have no experience in large-scale manufacturing. In addition, we may be unsuccessful in developing the necessary facilities or recruiting trained personnel to achieve profitable manufacturing or assembling capacities.

Minimal Marketing Experience.

         We have commenced a direct sales program to market its current and proposed products. However, we have minimal direct sales experience and may need to recruit additional qualified personnel for this purpose. Our sales program may be unsuccessful or we may be unable to attract and retain qualified distributors on favorable terms.

Product Liability and Possible Insufficiency of Insurance.

         The nature of our business exposes it to risk from product liability claims and there can be no assurance that the Company can avoid significant product liability exposure. We maintain product liability insurance providing coverage up to $2,000,000 per claim with an aggregate policy limit of $2,000,000. There is substantial doubt that this amount of insurance would be adequate to cover liabilities should we face significant claims. A successful products liability claim brought against us could have a material adverse effect on our business, operating results and financial condition. Further, product liability insurance is becoming increasingly expensive, and there can be no assurance that we will successfully maintain adequate product liability insurance at acceptable rates, or at all. Should we be unable to maintain adequate product liability insurance, our ability to market our products would be significantly impaired. Any losses that we may suffer from future liability claims or a voluntary or involuntary recall of our products and the damage that any product liability litigation or voluntary or involuntary recall may do to the reputation and marketability of our products would have a material adverse effect on our business, operating results and financial condition.

World Economic, Political and Currency Fluctuations.

         We anticipate that a significant portion of its future product sales will be in foreign countries. Because we quote prices for our products and accepts payment on sales principally in U.S. dollars, any significant increase in the value of the U.S. dollar against local currencies may make our products less competitive with foreign products. The economic and political instability of some foreign countries also may affect the ability of ophthalmologists and others to purchase our products, or the ability of potential customers to pay for the procedures for which our products are used.

Possible Volatility of Stock Price.

         Our Common Stock and Class A Warrants are currently traded on The Nasdaq SmallCap Market. Factors such as announcements by us of the regulatory status of products, quarterly variations in its financial results, the gain or loss of material contracts, changes in management, regulatory changes, trends in the industry or stock market and announcements by competitors, among other things, could cause the market price of such securities to fluctuate significantly.

Adverse Effects of Board of Director Control of Preferred Stock.

         Our Certificate of Incorporation authorizes the issuance of shares of "blank check" preferred stock, which will have such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock. Those terms and conditions may include preferences on an equal or prior rank to existing series of Preferred Stock. Those shares may be issued on such terms and for such consideration as the Board then deems reasonable and such stock shall then rank equally in all aspects of the series and on the preferences and conditions so provided, regardless of when issued. In the event of such issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. As of July 31, 2001, 5,747 shares of Series A Preferred Stock, 8,986 shares of Series B Preferred Stock, no shares of Series C Preferred Stock, 41,500 shares of Series D Preferred Stock and 50,000 shares of Series E Preferred Stock were issued and outstanding, which are immediately convertible, in the aggregate, into 2,756,971 shares of our Common Stock.

No Dividends on Common Stock.

         We issued a stock dividend on its Series A Preferred Stock and Series B Preferred Stock on January 8, 1996, to stockholders of record as of December 31, 1994. We have not paid any cash dividends on our Common Stock and do not expect to declare or pay any cash or other dividends in the foreseeable future so that we may reinvest earnings, if any, into the development of the business. The holders of our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are entitled to non-cumulative cash dividends paid out of surplus earnings.

Board Discretion as to Use of Proceeds.

         All of the net proceeds of the Offering, if any, have been allocated to working capital (and not otherwise allocated for a specific purpose) and will be used for such purposes as management may determine in its sole discretion without the need for stockholder approval with respect to any such allocations.

Rescission Offer to Series B Shareholders.

         We issued 493,000 shares of Series B Preferred Stock in 1994 and 1995. The Series B Shares may not have been sold in compliance with certain aspects of California corporate law and federal and state securities laws. Concurrently with our July 1996 public offering, we provided the Series B Shareholders with a rescission offer (the "Rescission Offer") to repurchase all Series B Preferred shares (the "Rescission Shares") owned by the Series B Shareholders. The Series B Shareholders were offered the right to rescind their purchases and receive a refund of the price paid by them of $4.00 per share plus an amount equal to the interest thereon at rates ranging from 6% to 12% per annum from the date the Rescission Shares were purchased to July 25, 1996, the date our public offering closed and each rescinding shareholder was paid by us. The original purchasers of approximately 93% of the Series B Shares (460,250 shares) rejected the Rescission Offer by responding as requested in the Rescission Offer or by failing to return a response within thirty days of receiving the Rescission Offer. Two shareholders owning a combined total of 32,750 shares accepted the Rescission Offer. The Rescission Offer was designed to reduce any type of contingent liability we may be subject to in connection with its private placement of Series B Preferred Stock. However, the Rescission Offer may not have fully relieved us from exposure to contingent liability under federal or state securities laws. Not every state statutorily provides for voluntary rescission offers. In addition, other states, although authorizing rescission offers, do not completely limit the liability of the offeror. Thus, we may have continuing liability in certain states following the Rescission Offer.

Limited Liability for Officers and Directors and Indemnification Matters.

         Our Certificate of Incorporation eliminates in certain circumstances the liability of directors for monetary damages for breach of their fiduciary duty as directors. We have entered into indemnification agreements (the "Indemnification Agreements") with certain directors and officers. Each such Indemnification Agreement provides that we will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer, other than an action instituted by the director or officer. The Indemnification Agreements will also require that we indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Each Indemnification Agreement will permit the director or officer that is party thereto to bring suit to seek recovery of amounts due under the Indemnification Agreement and to recover the expenses of such a suit if he or she is successful.

Dilutionary Possibilities.

         The Board of Directors has the inherent right under applicable Delaware law, for whatever value the Board deems adequate, to issue additional shares of Common Stock up to the limit of shares authorized by the Certificate of Incorporation, and, upon such issuance, all holders of shares of Common Stock, regardless of when it is issued, thereafter generally rank equally in all aspects of that class of stock, regardless of when issued. The Board of Directors likewise has the inherent right, limited only by applicable Delaware law and provisions of the Certificate of Incorporation to increase the number of shares of Preferred Stock in a series, to create a new series of Preferred Stock and to establish preferences and all other terms and conditions in regard to such newly-created series. Any of those actions will dilute the holders of Common Stock and also affect the relative position of the holders of any series of any class. Current stockholders have no rights to prohibit such issuances nor inherent "preemptive" rights to purchase any such stock when offered.


                                 USE OF PROCEEDS

         Holders of Class A Warrants, Kenneth Jerome Warrants, Cyndel Warrants, KSH Investment Group Warrants, Lafferty Warrants and Warrants issued to Dr. Michael B. Limberg, Consulting for Strategic Growth, Ltd., John W. Hemmer, Helen Kohn and Ronet Sucoff are not obligated to exercise any of their Warrants and holders of Options are not obligated to exercise any of their Options. However, assuming exercise of all of the Warrants and options, the net proceeds from this Offering to be received by the Company from the issuance of 10,311,334 shares of Common Stock covered by this Prospectus and issuable upon the exercise of the Warrants and Options are estimated to be $21,711,000. The closing bid price of the Common Stock on The Nasdaq SmallCap Market was $2.14 on July 31, 2001. All of the Warrants are exercisable at prices above $2.14. Accordingly, there is no assurance that any of the Warrants will be exercised and the Company may not receive any proceeds from this Offering. The Company will not receive any proceeds from the issuance of shares of Common Stock upon conversion of the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock.

         The Company currently anticipates that it will use the net proceeds of this Offering, if any, to fund working capital requirements. In the event sufficient proceeds are not received, the Company's short term plan is to meet cash needs through external financing sources such as bank financing and private offerings of debt and/or equity. The Company also expects the cash flow from operations will provide additional funds to the Company as operating revenues increase.

         The cost, timing and the amount of funds required for such uses by the Company cannot be precisely determined at this time and will be based upon, among other things, competitive developments, the rate of the Company's progress in product development, and the availability of alternative methods of financing. In addition, the Company's Board of Directors has broad discretion in determining how the proceeds of this Offering received by the Company will be applied.


                       SECURITYHOLDERS REGISTERING SHARES

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of July 31, 2001 by each of the holders of Series C Preferred Stock (the "Selling Series C Preferred Shareholders"), assuming each of the Selling Series C Preferred Shareholders elects to exercise his or her conversion rights to convert the Series C Preferred shares (the "Series C Shares") into shares of Common Stock, at a conversion price equal to $1.75 per share of Common Stock, the number of shares of Common Stock to be sold by each Selling Series C Preferred Shareholder, and the percentage of each Selling Series C Preferred Shareholder after the sale of Common Stock included in this Prospectus.




                                                Shares Beneficially                               Shares Beneficially
                                                   Owned Prior to             Number of               Owned After
                                                      Offering               Shares Being               Offering
                                                --------------------           Offered            --------------------
                Shareholders                     Number      Percent         ------------          Number      Percent
                ------------                     ------      -------                               ------      -------

Ted Levine                                           10,000     *               10,000                      0     *
Mark S. Richardson                                   14,285     *               14,285                      0     *
Samuel Richman                                        2,285     *                2,285                      0     *
Charles Thompson                                     14,285     *               14,285                      0     *
Patrick and Linda Vetere, JTWROS                      5,141     *                5,141                      0     *
Rose W. Zee                                           3,000     *                3,000                      0     *
                                                     ------                     ------               --------
         TOTAL                                       48,996                     48,996                      0
----------------------------------------

* Less than 1%

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of July 31, 2001, by each of the holders of Series D Preferred Stock (the "Selling Series D Preferred Shareholders"), assuming each of the Selling Series D Preferred Shareholders elects to exercise his or her conversion rights to convert the Series D Preferred shares (the "Series D Shares") into shares of Common Stock, at a conversion price equal to $1.75 per share of Common Stock, the number of shares of Common Stock to be sold by each Selling Series D Preferred Shareholder, and the percentage of each Selling Series D Preferred Shareholder after the sale of Common Stock included in this Prospectus.


                                                                                  Number of
                                                                                Shares Being
              Shareholders                        Number         Percent            Offered          Number          Percent
              ------------                        ------         -------            -------          ------          -------
Dr. Robert Bedrossian                                 5,000      *                        5,000       0                *
Dr. Valery Berger                                    10,000      *                       10,000       0                *
Bill D. and Claudia J. Berkley                       10,000      *                       10,000       0                *
Berkley Investments, Inc.                            10,000      *                       10,000       0                *
Dr. Richard Bowe, IRA                                25,316      *                       25,316       0                *
James and Caren Cobb                                 40,000      *                       40,000       0                *
William and Marion Conley                             5,000      *                        5,000       0                *
Clifford A. Falkenau Trust                            5,000      *                        5,000       0                *
Helen W. Falkenau Trust                               5,000      *                        5,000       0                *
Aaron I. Feder                                        1,000      *                        1,000       0                *
Dr. Leon Gallin                                       2,000      *                        2,000       0                *
R. Steven Graves                                     10,000      *                       10,000       0                *
Douglas and Alexis Hogue                             10,000      *                       10,000       0                *
Roger C. Husted                                      11,500      *                       11,500       0                *
Aaron Kirzner                                         5,000      *                        5,000       0                *


Lyudmila Korets                                       5,000      *                        5,000       0                *
Morris Macy                                           5,000      *                        5,000       0                *
Robert Margolin, IRA                                  5,000      *                        5,000       0                *
Jules M. Ness                                        38,000      *                       10,000     28,000             *
James Pickett                                         5,000      *                        5,000       0                *
Shadow Capital, LLC                                  30,000      *                       30,000       0                *
Dr. Sheldon Rabin, IRA                               76,000      *                       20,000     56,000             *
Melvyn and Lea Ruskin                                10,000      *                       10,000       0                *
Jerold Stern                                          5,000      *                        5,000       0                *
David Tadych                                          5,000      *                        5,000       0                *
Dr. Alkis Zingas Trust                               15,000      *                       15,000       0                *
Dr. Igor Zlotin                                       2,000      *                        2,000       0                *
                                                 ----------                          ----------      ---
            TOTAL                                   355,816                             271,816     84,000
--------------------------------

* Less than 1%.

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of July 27, 2001 by each of the holders of Series E Preferred Stock (the "Selling Series E Preferred Shareholder"), assuming each of the Selling Series E Preferred Shareholders elects to exercise his or her conversion rights to convert the Series E Preferred shares (the "Series E Shares") into shares of Common Stock, at a conversion price equal to $1.875 per share of Common Stock, the number of shares of Common Stock to be sold by each Selling Series E Preferred Shareholder, and the percentage of each Selling Series E Preferred Stockholder after the sale of Common Stock included in this Prospectus.


                                                Shares Beneficially                             Shares Beneficially
                                                   Owned Prior to          Number of                Owned After
                                                      Offering            Shares Being                Offering
                                                -------------------         Offered             -------------------
                Shareholders                         Number  Percent      ------------           Number       Percent
                ------------                         ------  -------                             ------       -------
John T. Ablamsky                                     33,600     *                  32,000            1,600       *
Steven J. Ablamsky                                   33,600     *                  32,000            1,600       *
Morris Ades                                          28,000     *                  26,667            1,333       *
BNB Associates Investments LP                        42,000     *                  40,000            2,000       *
Dr. Ronald A. and Karen Balkin                      140,000    1.1%               133,333            6,667       *
Jerry Bassin                                         28,000     *                  26,667            1,333       *
Dr. Valery Berger                                    28,000     *                  26,667            1,333       *
Michael Bollag                                       42,000     *                  40,000            2,000       *
Dr. Richard G. Bowe, IRA                             28,000     *                  26,667            1,333       *
Craig S. Brewer                                      56,000     *                  53,333            2,667       *
Roland A. Catalano                                   84,000     *                  80,000            4,000       *
Chicago Investments, Inc.                            84,000     *                  80,000            4,000       *
Jason Cho                                            16,800     *                  16,000              800       *
James F. Corman                                      28,000     *                  26,667            1,333       *
Jack Dushey                                          28,000     *                  26,667            1,333       *
Henry A. Fredericks Sep. Property Trust              28,000     *                  26,667            1,333       *
Robert L. Frome                                     220,000    1.7%                66,667          153,333       *
Richard E. Gerzof                                    14,000     *                  13,333              667       *
John Harte                                           56,000     *                  53,333            2,667       *
Scott A. Jernigan                                    56,000     *                  53,333            2,667       *
KSH Strategic Investment Fund I., LP                224,000    1.7%               213,333           10,667       *
Arthur Klansky                                       14,000     *                  13,333              667       *
Terry F. King                                        28,000     *                  26,667            1,333       *
Albert F. Kinzinger, Jr.                             47,250     *                  45,000            2,250       *
Albert F. Kinzinger, Sr., IRA                        28,000     *                  26,667            1,333       *
Helen Kohn                                          106,000     *                  53,333           52,667       *
James H. Levi                                        28,000     *                  26,667            1,333       *
Dr. Michael B. Limberg                              430,580    3.3%               100,000          330,580     1.5%
Mid-Lakes Profit Sharing Trust                       28,000     *                  26,667            1,333       *
James A. Milgard                                    210,000    1.6%               200,000           10,000       *
Kay Murcer                                           11,200     *                  10,667              533       *
Dr. Joseph R. Nemeth                                105,000     *                 100,000            5,000       *
Jules M. Ness, Jr.                                   38,000     *                  26,667           11,333       *
Orion Operating Corporation                          16,800     *                  16,000              800       *


OTATO Limited Partnership                           140,000    1.1%               133,333            6,667       *
Michael Pancer Profit Sharing Plan                   28,000     *                  26,667            1,333       *
Perceptive Life Sciences Master Fund                224,000    1.7%               213,333           10,667       *
David R. Peterson                                    14,000     *                  13,333              667       *
Dr. Soleiman Rabanipour                              14,000     *                  13,333              667       *
Marsha and Barry Reiss                                5,600     *                   5,333              267       *
Edwin W. and Cheryl S. Richardson                    28,000     *                  26,667            1,333       *
Dr. Sheldon Rabin, IRA                               76,000     *                  53,333           22,667       *
Joel Schoenfeld, IRA                                 28,000     *                  26,667            1,333       *
Judy Shapiro                                         56,000     *                  53,333            2,667       *
Shadow Capital LLC                                   56,000     *                  53,333            2,677       *
Rick Siskey                                         112,000     *                 106,667            5,333       *
Ronit Sucoff                                        106,000     *                  53,333           52,667       *
WEC Asset Management LLC                            112,000     *                 106,667            5,333       *
White Living Trust                                   14,000     *                  13,333              667       *
Jeffrey A. Wietzman                                  14,000     *                  13,333              667       *
James C. Wilson                                      56,000     *                  53,333            2,667       *
                                                -----------                  ------------         --------
       TOTAL                                      3,472,430                     2,730,333          742,097
----------------------------------------

* Less than 1%

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of July 27, 2001 by each of the Series E Preferred Shareholders holding Warrants (the "Selling Series E Securityholders"), assuming each of the Selling Series E Securityholders elects to exercise the Warrants held by such Selling Securityholder to purchase shares of Common Stock at an exercise price of $4.00 per share, the number of shares of Common Stock to be sold by each Selling Series E Securityholder, and the percentage of each Selling Series E Securityholder after the sale of Common Stock included in this Prospectus.



                                                Shares Beneficially                            Shares Beneficially
                                                   Owned Prior to          Number of               Owned After
                                                      Offering            Shares Being               Offering
                                                --------------------        Offered            --------------------
                Shareholders                         Number  Percent      ------------            Number      Percent
                ------------                         ------  -------                              ------      -------
John T. Ablamsky                                     33,600     *                   1,600           32,000       *
Steven J. Ablamsky                                   33,600     *                   1,600           32,000       *
Morris Ades                                          28,000     *                   1,333           26,667       *
BNB Associates Investments LP                        42,000     *                   2,000           40,000       *
Dr. Ronald A. and Karen Balkin                      140,000    1.1%                 6,667          133,333       *
Jerry Bassin                                         28,000     *                   1,333           26,667       *
Dr. Valery Berger                                    28,000     *                   1,333           26,667       *
Michael Bollag                                       42,000     *                   2,000           40,000       *
Dr. Richard G. Bowe, IRA                             28,000     *                   1,333           26,667       *
Craig S. Brewer                                      56,000     *                   2,667           53,333       *
Roland A. Catalano                                   84,000     *                   4,000           80,000       *
Chicago Investments, Inc.                            84,000     *                   4,000           80,000       *
Jason Cho                                            16,800     *                     800           16,000       *
James F. Corman                                      28,000     *                   1,333           26,667       *
Jack Dushey                                          28,000     *                   1,333           26,667       *
Henry A. Fredericks Sep. Property Trust              28,000     *                   1,333           26,667       *
Robert L. Frome                                     220,000    1.7%                 3,333          216,667       *
Richard E. Gerzof                                    14,000     *                     667           13,333       *
John Harte                                           56,000     *                   2,667           53,333       *
Scott A. Jernigan                                    56,000     *                   2,667           53,333       *
KSH Strategic Investment Fund I., LP                224,000    1.7%                10,667          213,333     1.6%
Arthur Klansky                                       14,000     *                     667           13,333       *
Terry F. King                                        28,000     *                   1,333           26,667       *
Albert F. Kinzinger, Jr.                             47,250     *                   2,250           45,000       *
Albert F. Kinzinger, Sr., IRA                        28,000     *                   1,333           26,667       *
Helen Kohn                                          106,000     *                   2,667          103,333       *
James H. Levi                                        28,000     *                   1,333           26,667       *
Dr. Michael B. Limberg                              430,580    3.3%                 5,000          425,580     1.9%
Mid-Lakes Profit Sharing Trust                       28,000     *                   1,333           26,667       *



James A. Milgard                                    210,000    1.6%                10,000          200,000       *
Kay Murcer                                           11,200     *                     533           10,667       *
Dr. Joseph R. Nemeth                                105,000     *                   5,000          100,000       *
Jules M. Ness, Jr.                                   28,000     *                   1,333           26,667       *
Orion Operating Corporation                          16,800     *                     800           16,000       *
OTATO Limited Partnership                           140,000    1.1%                 6,667          133,333       *
Michael Pancer Profit Sharing Plan                   28,000     *                   1,333           26,667       *
Perceptive Life Sciences Master Fund                224,000    1.7%                10,667          213,333       *
David R. Peterson                                    14,000     *                     667           13,333       *
Dr. Soleiman Rabanipour                              14,000     *                     667           13,333       *
Marsha and Barry Reiss                                5,600     *                     267            5,333       *
Edwin W. and Cheryl S. Richardson                    28,000     *                   1,333           26,667       *
Dr. Sheldon Rabin, IRA                               76,000     *                   2,667           73,333       *
Joel Schoenfeld, IRA                                 28,000     *                   1,333           26,667       *
Judy Shapiro                                         56,000     *                   2,667           53,333       *
Shadow Capital LLC                                   56,000     *                   2,677           53,333       *
Rick Siskey                                         112,000     *                   5,333          106,667       *
Ronit Sucoff                                        106,000     *                   2,667          103,333       *
WEC Asset Management LLC                            112,000     *                   5,333          106,667       *
White Living Trust                                   14,000     *                     667           13,333       *
Jeffrey A. Wietzman                                  14,000     *                     667           13,333       *
James C. Wilson                                      56,000     *                   2,667           53,333       *
                                                -----------                      --------      -----------
       TOTAL                                      3,462,430                       136,517        3,325,913
----------------------------------------

* Less than 1%



         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of July 31, 2001, by each of the holders of Options (the "Selling Optionholders"), assuming each of the Selling Optionholders elects to exercise his or her Options to purchase shares of Common Stock at an exercise price equal to $5.00 per share, the number of shares to be sold by each Selling Optionholder and the percentage of each Selling Optionholder after the sale of the shares included in this Prospectus.


                                                                                     Number of             Shares Beneficially
                                                   Shares Beneficially             Shares Being                Owned After
             Optionholders                       Owned Prior to Offering             Offered                   Offering (1)
             -------------                         Number      Percent             ------------          Number          Percent
                                                   ------      -------                                   ------          -------
Del Anderson                                            300      *                          300               0        *
Dr. William C. Fitzhugh                              90,737      *                       20,000          70,737        *
Clint Frederickson                                      400      *                          400               0        *
Miguel A. Gonzales                                    1,000      *                        1,000               0        *
James Haydu                                           2,000      *                        2,000               0        *
John P. Haydu                                         2,000      *                        2,000               0        *
Zolton Haydu                                         15,000      *                       15,000               0        *
Randall A. Mackey(1)                                170,000     1.3%                     20,000         150,000        *
Dale Muir                                               150      *                          150               0        *
Ray Rivera                                              150      *                          150               0        *
Dr. David M. Silver(2)                              180,660     1.4%                     20,000         160,660        *
                                                  ---------                              ------         -------
         TOTAL                                      462,397                              81,000         381,397

--------------------------
*Less than 1%.



(1)      Mr. Mackey is Secretary and a director of the Company.

(2)      Dr. Silver is a director of the Company.



         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of July 31, 2001, by each of the holders of Options (the "Selling Optionholders"), assuming each of the Selling Optionholders elects to exercise his or her Options to purchase shares of Common Stock at an exercise price equal to $5.00 per share, the number of shares to be sold by each Selling Optionholder and the percentage of each Selling Optionholder after the sale of the shares included in this Prospectus.

                                                                                        Number of       Shares Beneficially
                                                   Shares Beneficially                 Shares Being          Owned After
             Optionholders                       Owned Prior to Offering                 Offered            Offering (1)
             -------------                         Number      Percent                 ------------        Number   Percent
                                                   ------      -------                                     ------   -------
Scott D. Allen                                       10,000      *                       10,000               0        *
Kent Angell                                           5,000      *                        5,000               0        *
Ronald A. Banfiel                                    15,700      *                       15,700               0        *
Tracy S. Best                                        20,880      *                       15,000           5,880        *
Kay L. Boyd                                           4,000      *                        4,000               0        *
Joseph P. Caruso                                      5,539      *                        5,539               0        *
Anthony B. Cleverly                                   4,000      *                        4,000               0        *
Richard D. Dirkson                                   35,040      *                       35,040               0        *
Rafino Dumlao                                         5,000      *                        5,000               0        *
Frank Frye                                            4,000      *                        4,000               0        *
Lynn M. Frye                                          4,000      *                        4,000               0        *
Robert Gaertner                                       5,000      *                        5,000               0        *
John W. Hemmer                                      135,000      *                       60,000          75,000        *
Alan C. Hernley                                      12,500      *                       12,500               0        *
Kirk O. Kauffman                                     13,000      *                        6,000           7,000        *
LeAnn Kelley                                          2,500      *                        2,500               0        *
Michael Ketner                                        6,250      *                        6,250               0        *
Albert B. Knowlton                                    6,851      *                        6,851               0        *
Bert J. Lessard                                       5,000      *                        5,000               0        *
Joseph R. Llewellyn                                   4,000      *                        4,000               0        *
John E. Lynn                                          4,000      *                        4,000               0        *
Thomas L. Martin                                      5,000      *                        5,000               0        *
John D. McKay                                        10,000      *                       10,000               0        *
Sandra K. Michaelson                                  6,849      *                        6,849               0        *
Yari L. Mitchell                                      5,000      *                        5,000               0        *
Aziz Mohabbat                                        10,000      *                       10,000               0        *
Bryan G. Moore                                       12,311      *                       12,311               0        *
Thomas F. Motter                                    639,020     4.9%                    143,450         495,570      2.1%
Curtis G. Page                                       60,080      *                       30,080          30,000        *
Roberto E. Parra                                      4,000      *                        4,000               0        *
Corinne Powell                                       62,500      *                       62,500               0        *
Cory M. Powers                                        5,000      *                        5,000               0        *
Charles S. Pritchard                                  4,103      *                        4,103               0        *
Carmen T. Rivera                                      4,000      *                        4,000               0        *
Zacarri D. Sisneros                                  15,040      *                       15,040               0        *
Ranee J. Smith                                        5,000      *                        5,000               0        *
Todd A. Smith                                        25,160      *                       25,160               0        *
Anthony Smith                                        10,000      *                       10,000               0        *
Jeffrey S. Voyles                                    12,580      *                       12,580               0        *
Jamet M. Widmer                                       5,000      *                        5,000               0        *
                                                 ----------                          ----------     -----------
         TOTAL                                    1,207,903                             594,453         613,450

--------------------
*Less than 1%.

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of July 31, 2000, by each of the holders of Options (the "Selling Optionholders"), assuming each of the Selling Optionholders elects to exercise his Options to purchase shares of Common Stock at an exercise price equal to $6.00 per share, the number of shares to be sold by each Selling Optionholder and the percentage of each Selling Optionholder after the sale of the shares included in this Prospectus.

                                                                                        Number of       Shares Beneficially
                                                   Shares Beneficially                 Shares Being          Owned After
             Optionholders                       Owned Prior to Offering                 Offered            Offering (1)
             -------------                         Number      Percent                 ------------        Number   Percent
                                                   ------      -------                                     ------   -------
Tracy S. Best                                        20,880      *                        5,880          15,000        *
Kirk O. Kauffman                                      7,000      *                        7,000               0        *
Randall A. Mackey(1)                                170,000     1.3%                     75,000          95,000        *
Mark R. Miehle(2)                                   214,017     1.7%                    150,000          64,017        *
Curtis G. Page                                       60,080      *                       30,000          30,080        *
Dr. David M. Silver(3)                              180,660     1.4%                     75,000         105,660        *
                                                 ----------                             -------         -------
         TOTAL                                      652,637                             342,880         309,757

-------------------
*Less than 1%.

(1)      Mr. Mackey is Secretary and a director of the Company.
(2)      Mr. Miehle is President and Chief Operating Officer of the Company.
(3)      Dr. Silver is a director of the Company.

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of July 31, 2001, by each of the holders of Options (the "Selling Optionholders"), assuming each of the Selling Optionholders elects to exercise his Options to purchase shares of Common Stock at an exercise price equal to $4.00 per share, the number of shares to be sold by each Selling Optionholder and the percentage of each Selling Optionholder after the sale of the shares included in this Prospectus.

                                                                                        Number of       Shares Beneficially
                                                   Shares Beneficially                 Shares Being          Owned After
             Optionholders                       Owned Prior to Offering                 Offered            Offering (1)
             -------------                         Number      Percent                 ------------        Number   Percent
                                                   ------      -------                                     ------   -------
Steven J. Bayern                                    112,500      *                      112,500               0        *
Robert L. Frome                                     220,000     1.7%                    150,000          70,000        *
Keith D. Ignotz(1)                                   75,709      *                       75,000             709        *
Patrick N. Kolenik                                  142,077     1.1%                    112,500          29,577        *
Randall A. Mackey (2)                               170,000      *                       75,000          95,000        *
Thomas F. Motter                                    639,020     4.9%                     50,000         589,020      2.7%
Dr. David M. Silver (3)                             180,660      *                       75,000         105,660        *
                                                 ----------                             -------         -------
         TOTAL                                    1,539,966                             650,000         889,966

----------------
Less than 1%

(1)      Mr. Ignotz is a director of the Company.
(2)      Mr. Mackey is Secretary and a director of the Company.
(3)      Dr. Silver is a director of the Company.

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of July 31, 2001, by each of the holders of Warrants (the "Selling Securityholders"), assuming each of the Selling Securityholders elects to exercise the Warrants held by such Selling Securityholder to purchase shares of Common Stock at exercise prices ranging from $2.38 to $8.125 per share, the number of shares to be sold by each Selling Securityholder and the percentage of each Selling Securityholder after the sale of the shares included in this Prospectus.

                                                                                        Number of       Shares Beneficially
                                                   Shares Beneficially                 Shares Being          Owned After
             Securityholders                     Owned Prior to Offering                 Offered            Offering (1)
             ---------------                       Number      Percent                 ------------        Number   Percent
                                                   ------      -------                                     ------   -------
Consulting for Strategic Growth, Ltd.                40,000      *                       40,000              0       *
Cyndel & Co., Inc.                                  225,000      *                      225,000              0       *
John W. Hemmer(1)                                    75,000      *                       75,000              0       *
KSH Investment Group, Inc.                          208,400     1.6%                    208,400              0       *
Kenneth Jerome & Company, Inc.                      200,000     1.6%                    200,000              0       *
Helen Kohn                                          106,000      *                       50,000          56,000      *
Dr. Michael M. Limberg                              430,580     3.3%                    250,000         180,580      *
R.F. Lafferty & Co., Inc.                           100,000      *                      100,000              0       *
Ronit Sucoff                                        106,000      *                       50,000          56,000      *
                                                    -------                          ----------        --------
         TOTAL                                    1,490,980                           1,198,400         292,580

------------------
Less than 1%.

(1) Mr. Hemmer is Vice President of Finance, Treasurer and Chief Financial Officer of the Company.

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of July 31, 2001, by each of the shareholders registering shares of Common Stock for resale (the "Selling Shareholders") pursuant to registration rights granted to such Selling Shareholders, the number of shares to be sold by each Selling Shareholder and the percentage of each Selling Shareholder after the sale of the shares included in this Prospectus.

                                                                                        Number of       Shares Beneficially
                                                   Shares Beneficially                 Shares Being          Owned After
             Shareholders                       Owned Prior to Offering                 Offered            Offering (1)
             -------------                         Number      Percent                 ------------        Number   Percent
                                                   ------      -------                                     ------   -------
Ronald Banfiel                                          924      *                          924               0        *
Ray P. Carracciolo                                    3,698      *                        3,698               0        *
Leith Clotfelter                                        116      *                          116               0        *
Thomas Clotfelter                                       116      *                          116               0        *
Neil Davis                                           17,976      *                       17,976               0        *
Jarrod R. Eberhardt                                   4,108      *                        4,108               0        *
Erin C. Eberhardt                                     4,108      *                        4,108               0        *
Eberhardt Family Trust (UTD
    dated 3/12/92                                    13,353      *                       13,353               0        *
Charles George                                          462      *                          462               0        *
Douglas A. Hester                                     1,284      *                        1,284               0        *
Robert Horwitz                                       11,021      *                       11,021               0        *
Keith D. Ignotz                                         709      *                          709               0        *
Joshua E. Josephson                                     924      *                          924               0        *
KSH Investment Group, Inc.                          100,043      *                      100,043               0        *
David R. Kahn                                           180      *                          180               0        *
Rodger T. Kame                                          642      *                          642               0        *
Dr. Michael M. Limberg                              430,580     3.3%                     75,580         355,000      1.6%
Sheila G. Lipin                                       6,163      *                        6,163               0        *
William R. Lipin                                      9,244      *                        9,244               0        *
George Mansfield                                     50,466      *                       50,466               0        *
Mentor Corporation                                  763,651     5.9%                    763,651               0        *
Mark R. Miehle(1)                                   214,017     1.7%                     18,500         195,517        *
Bryan G. Moore                                        7,703      *                        7,703               0        *
Wilfred H. Newsham and Therese D.
     Newshaw Living Trust (UDT)
     dated 8/13/92                                      924      *                          924               0        *
William Norgren                                         539      *                          539               0        *
Phillips, Haskett & Ingwalson, P.C.                   6,163      *                        6,163               0        *
Frederick C. Phillips                                 2,311      *                        2,311               0        *
Polycore Optical Pte., Ltd.                         694,816     5.4%                    694,816               0        *
Charles S. Pritchard                                     51      *                           51               0        *
D.A. Rorabaugh and Lorraine
     Rorabaugh Trust (UTD) dated
     5/21/85                                             16      *                           16               0        *
Dale Rorabaugh                                        1,541      *                        1,541               0        *
David and Dee Russell                                 1,849      *                        1,849               0        *
The Wedemeyer Family Trust (UDT)
     dated 8/8/85                                     3,852      *                        3,852               0        *
Gary Wisniewski                                       1,320      *                        1,320               0        *
James D. Wood                                         1,078      *                        1,078               0        *
Bear Stearns as Custodian FBO
    Leonard Russin, IRA                              25,000      *                       25,000               0        *
Carcap, Co. LLC                                      15,500      *                       15,500               0        *
JAOR Partners                                         5,000      *                        5,000               0        *
Helen Kohn                                           52,500      *                       52,500               0        *
KSH Strategic Investment Fund I, LP                  44,500      *                       44,500               0        *


Robin Rubin                                           5,000      *                        5,000               0        *
Stanley Goldberg Revocable Trust                     10,000      *                       10,000               0        *
Ronit Sucoff                                         22,500      *                       22,500               0        *
Tov Industrial Products                              55,000      *                       55,000               0        *
R.F. Lafferty & Co.                                 100,000      *                      100,000               0        *
Triton West Group, Inc.                             195,991     1.5%                    195,991               0        *
Zevex International, Inc.                           300,000     2.3%                    300,000               0        *
                                                 ----------                           ---------    ------------
         TOTAL                                    3,186,939                           2,636,422         550,517


--------------------
Less than 1%.

(1)      Mr. Miehle is President and Chief Operating Officer of the Company.



                            DESCRIPTION OF SECURITIES

         Paradigm's authorized capital stock consists of 20,000,000 shares of Common Stock, $.001 par value per share, and 5,000,000 shares of Preferred Stock, $.001 par value per share. Paradigm has created five classes of Preferred Stock, designated as Series A Preferred Stock, Series B Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Stock.

         Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from legally available funds. Upon liquidation or dissolution of Paradigm, the holders of Common Stock are entitled to receive, pro rata, assets remaining available for distribution to stockholders. The Common Stock has no cumulative voting, preemptive or subscription rights and is not subject to any future calls. There are no conversion or redemption rights applicable to the shares of Common Stock. All the outstanding shares of Common Stock are fully paid and nonassessable.

         Preferred Stock. The Board of Directors is authorized, without further action by the stockholders, to issue, from time to time, up to 5,000,000 shares of Preferred Stock in one or more classes or series, and to fix or alter the designations, power and preferences, and relative participation, option or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share), redemption rights (including sinking fund provisions, if any), and liquidation preferences of any unissued shares or wholly unissued series of preferred stock, and the number of shares constituting any such class or series and its designation and to increase or decrease the number of such class or series subsequent to the issuance of shares of such class or series, but not below the number of shares of such class or series then outstanding. The issuance of any series of preferred stock under certain circumstances could have the effect of delaying, deferring or preventing a change in control and could adversely affect the rights of the holders of the Common Stock. As of the date of this Memorandum, Paradigm has created and issued shares of five classes of preferred stock more fully discussed below.

         Series A Preferred Stock. The Board of Directors has authorized the issuance of a total of 500,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into shares of Common Stock at a rate of
1.2 shares of Common Stock for each share of Series A Preferred Stock. Paradigm may, at its sole option, at any time, redeem all of the then- outstanding shares of Series A Preferred Stock at a price of $4.50 per share, plus accrued and unpaid dividends, if any. The holders of shares of Series A Preferred Stock are entitled to non-cumulative preferred dividends at the rate of $0.24 per share of Series A Preferred Stock per annum, payable in cash on or before December 31 of each year, commencing December 31, 1995. Such dividends, however, can only be paid from surplus earnings of Paradigm and further, because these dividends are non-cumulative, no deficiencies in dividend payments from any calendar year can be carried forward to the next calendar year. The Series A Preferred Stock has priority rights to dividends over the Common Stock, but will not participate in any dividends payable to the holders of shares of Common Stock. No dividends will be paid to holders of shares of Common Stock unless and until all dividends on shares of Preferred Stock have been paid in full for the same period. Except upon the redemption of the Series A Preferred Stock or before the payment of dividends on any shares of capital stock that are on par with or junior or subordinate to the Series A Preferred Stock as to dividends, or upon the liquidation, dissolution or winding-up of Paradigm, the payment of dividend from surplus earnings was not mandatory prior to December 31, 1995. In the event of any liquidation, dissolution or winding-up of Paradigm, the holders of shares of Series A Preferred Stock are entitled to receive, prior and in preference to, any distribution of any of the assets or surplus funds of Paradigm to the holders of shares of Common Stock or any other stock of Paradigm ranking on liquidation junior or subordinate to the Series A Preferred Stock, an amount equal to $1.00 per share, plus accrued and unpaid dividends, if any. Holders of shares of Series A Preferred Stock have no voting rights, except in those instances required by Delaware law.

         As of July 31, 2001, there were a total of 5,747 shares of Series A Preferred Stock issued and outstanding. A total of 6,896 shares of Common Stock has been set aside and reserved in the event that the holders of shares of Series A Preferred Stock elect to convert those shares into shares of Common Stock. As of July 31, 2001, 117,017 shares of Series A Preferred Stock have been converted into 140,420 shares of Common Stock.

         Series B Preferred Stock. The Board of Directors has authorized the issuance of a total of 500,000 shares of Series B Preferred Stock. Each share of the Series B Preferred Stock is convertible into shares of Common Stock at a rate of 1.2 shares of Common Stock for each share of Series B Preferred Stock. Paradigm may, at its sole option, at any time, redeem all of the then-outstanding shares of Series B Preferred Stock at a price of $4.50 per share, plus accrued and unpaid dividends, if any. Except upon the redemption of the Series B Preferred Stock or before the payment of dividends on any shares of capital stock that are on par with or junior or subordinate to the Series B Preferred Stock as to dividends, or upon the liquidation, dissolution or winding-up of Paradigm, the payment of dividends from surplus earnings was not mandatory prior to December 31, 1995. In the event of any liquidation, dissolution or winding-up of Paradigm, the holders of shares of Series B Preferred Stock are entitled to receive, prior and in preference to, any distribution of any of the assets or surplus funds of Paradigm to the holders of shares of Common Stock or any other stock of Paradigm ranking on liquidation junior or subordinate to the Series B Preferred Stock, an amount equal to $4.00 per share, plus accrued and unpaid dividends, if any. Holders of shares of Series B Preferred Stock have no voting rights, except in those instances required by Delaware law.

         As of July 31, 2001, there were a total of 8,986 shares of Series B Preferred Stock issued and outstanding. A total of 10,783 shares of Common Stock have been set aside and reserved in the event that the holders of shares of Series B Preferred Stock elect to convert those shares into shares of Common Stock. As of July 31, 2001, 484,014 shares of Series B Preferred Stock have been converted into 580,817 shares of Common Stock.

         Series C Preferred Stock. The Board of Directors has authorized the issuance of a total of 30,000 shares of Series C Preferred Stock. Each share of Series C Preferred Stock is convertible into shares of Common Stock at an initial conversion price equal to $1.75 per share of Common Stock, subject to adjustments for stock splits, stock dividends and certain combinations or recapitalizations in respect of the Common Stock. The shares are also automatically converted into Common Stock upon 30 days' written notice by Paradigm to the holders of the shares after (i) the 30-day anniversary of the effective date of the filing of a registration statement in which shares of Common Stock issuable upon conversion of the shares were registered and (ii) the average closing price of the Common Stock for the 20-day period immediately prior to the date in which notice of conversion is given to the holders of the shares is at least $3.50 per shares. Any shares still outstanding after January 1, 2002 shall be mandatorily converted at such date at the conversion price then in effect. Holders of the shares have no redemption rights. The holders of shares of Series C Preferred Stock are entitled to 12% non-cumulative preferred dividends. However, the shares shall be entitled to dividends declared on the Common Stock on an as-converted basis. Such dividends shall accrue from the date of issuance or the last preferred dividend record date and be payable in cash or shares of Common Stock. Such dividends, however, can only be paid at Paradigm's sole option from surplus earnings and further, because these dividends are non-cumulative, no deficiencies in dividend payments from any calendar year can be carried forward to the next calendar year. In the event of any liquidation, dissolution, sale of all or substantially all of the assets or merger or consolidation of Paradigm (and, in case of a merger or consolidation, Paradigm is not the surviving entity), the holders of Series C Preferred Stock shall be entitled to receive, in preference to the holders of all other classes of capital stock, whether now existing or hereinafter created (other than Series A Preferred Stock and Series B Preferred Stock with which Series C Preferred Stock shall, for purposes of a liquidation, rank junior), an amount per share equal to the greater of (A) the amount such shares would have received had such holders converted the Series C Preferred Stock into Common Stock immediately prior to such liquidation, plus declared or unpaid dividends or (B) or the stated value, $100 per share, subject to such liquidation plus declared but unpaid dividends. Holders of shares of Series C Preferred Stock shall have no voting rights, except in those instances required by Delaware law.

         As of July 31, 2001, there were no shares of Series C Preferred Stock issued and outstanding. As of July 31, 2001, 29,990 shares of Series C Preferred Stock have been converted into 1,713,714 shares of Common Stock.

         Series D Convertible Preferred Stock. The Board of Directors authorized the issuance of a total of 909,000 shares of Series D Convertible Preferred Stock. Each share of Series D Preferred Stock is convertible into one share of Common Stock, subject to adjustments for stock splits, stock dividends and certain combinations or recapitalizations in respect of the Common Stock. The shares are also automatically converted into Common Stock upon 30 days' written notice by Paradigm to the holders of the shares after (i) the 30-day anniversary of the effective date of a registration statement in which shares of Common Stock issuable upon conversion of the shares are registered and (ii) the average closing price of the Common Stock for the 20-day period immediately prior to the date in which notice of conversion is given to the holders of the shares is at least $3.50 per share. Any shares still outstanding after January 1, 2002 shall be mandatorily converted at such date at the conversion price then in effect. Holders of the shares have no redemption rights. The holders of shares of Series D Preferred Stock are entitled to 10% non-cumulative preferred dividends. Additionally, holders of the shares will receive any dividends declared on the Common Stock on an as-converted basis. Such dividends accrue from the date of issuance or the last preferred dividend record date and are payable in cash or shares of Common Stock. Such dividends, however, can only be paid at Paradigm's sole option from surplus earnings and further because these dividends are non-cumulative, no deficiencies in dividend payments from any calendar year can be carried forward to the next calendar year. In the event of any liquidation, dissolution, sale of all or substantially all of the assets or merger or consolidation of Paradigm (and, in case of a merger or consolidation, Paradigm is not the surviving entity), the holders of Series D Preferred Stock are entitled to receive, in preference to the holders of all other classes of capital stock, whether now existing or hereinafter created, other than Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock with which Series D Preferred Stock shall, for purposes of a liquidation, rank junior, an amount per share equal to the greater of (A) the amount such shares would have received had such holders converted the Series D Preferred Stock into

Common Stock immediately prior to such liquidation, plus declared or unpaid dividends or (B) or the stated value, $1.75 per share, subject to such liquidation plus declared but unpaid dividends. Holders of shares of Series D Preferred Stock have no voting rights, except in those instances required by Delaware law.

         As of July 31, 2001, there were a total of 41,500 shares of Series D Preferred Stock issued and outstanding. A total of 72,625 shares of Common Stock has been set aside and reserved in the event that the holders of the Series D Preferred Stock elect to convert those shares into shares of Common Stock. As of July 31, 2001,867,500 shares of Series D Preferred Stock have been converted into 1,518,125 shares of Common Stock.

         Series E Preferred Stock. The Board of Directors has authorized the issuance of a total of 50,000 shares of Series E Preferred Stock. Each share of Series E Preferred Stock is convertible into shares of Common Stock at an initial conversion price equal to $1.875 per share of Common Stock, subject to adjustments for stock splits, stock dividends and certain combinations or recapitalizations in respect of the Common Stock. The shares are also automatically converted into Common Stock upon 30 days' written notice by Paradigm to the holders of the shares after (i) the 30-day anniversary of the effective date of the filing of a registration statement in which shares of Common Stock issuable upon conversion of the shares were registered and (ii) the average closing price of the Common Stock for the 20-day period immediately prior to the date in which notice of conversion is given to the holders of the shares is at least $3.50 per share. Any shares still outstanding after January 1, 2005 shall be mandatorily converted at such date at the conversion price then in effect. Holders of the shares have no redemption rights. The holders of shares of Series E Preferred Stock are entitled to 8% non-cumulative preferred dividends. However, the shares shall be entitled to dividends declared on the Common Stock on an as-converted basis. Such dividends shall accrue from the date of issuance or the last preferred dividend record date and be payable in cash or shares of Common Stock. Such dividends, however, can only be paid at Paradigm's sole option from surplus earnings and further, because these dividends are non-cumulative, no deficiencies in dividend payments from any calendar year can be carried forward to the next calendar year. In the event of any liquidation, dissolution, sale of all or substantially all of the assets or merger or consolidation of Paradigm (and, in case of a merger or consolidation, Paradigm is not the surviving entity), the holders of Series E Preferred Stock shall be entitled to receive, in preference to the holders of all other classes of capital stock, whether now existing or hereinafter created (other than Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Convertible Preferred Stock with which Series E Preferred Stock shall, for purposes of a liquidation, rank junior), an amount per share equal to the greater of (A) the amount such shares would have received had such holders converted the Series E Preferred Stock into Common Stock immediately prior to such liquidation, plus declared or unpaid dividends or (B) or the stated value, $100 per share, subject to such liquidation plus declared but unpaid dividends. Holders of shares of Series E Preferred Stock shall have no voting rights, except in those instances required by Delaware law.

         As of July 31, 2001, there were 50,000 shares of Series E Preferred Stock issued and outstanding. As of July 31, 2001, no shares of Series E Preferred Stock have been converted into shares of Common Stock.

         Rescission Offer to Series B Preferred Stockholders. The 493,000 shares of Series B Preferred Stock issued to the Company's Series B Stockholders (the "Series B Stockholders") may not have been sold in compliance with certain aspects of California corporate law and federal and state securities laws. Concurrently with its public offering, the Company provided the Series B Stockholders with a rescission offer (the "Rescission Offer") to repurchase all Series B Preferred shares (the "Rescission Shares") owned by the Series B Stockholders. The Series B Stockholders were offered the right to rescind their purchases and receive a refund of the price paid by them of $4.00 per share plus an amount equal to the interest thereon at rates ranging from 6% to 10% per annum from the date the Rescission Shares were purchased to July 25, 1996, the date the Company's public offering closed and each rescinding shareholder was paid by the Company. The original purchasers of approximately 93% of the Series B Shares (460,250 shares) rejected the Rescission Offer. Two shareholders owning a combined total of 32,750 shares have accepted the Rescission Offer.

         Although the Company was not instructed by any regulatory body to actually conduct the Rescission Offer, the Company decided to go forward with the Rescission Offer to reduce any type of potential contingent liability it may be exposed to in connection with its private placement of Series B Preferred Stock. The Rescission Offer is designed to reduce such contingent liability by placing the Series B Stockholders on notice of possible defects and presenting them with an opportunity to avoid or mitigate damages. The Rescission Offer, however, may not fully relieve the Company from exposure to contingent liability under federal or state securities laws.

         Class A Warrants. Each Class A Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $7.50 per share. Class A Warrants are exercisable through July 10, 2002 provided that at the time of exercise a current prospectus relating to the Common Stock is then in effect and the Common Stock is qualified for sale or exempt from qualification under applicable state securities laws. The Class A Warrants are subject to redemption by the Company commencing July 10, 1997, upon 30 days' written notice, at a price of $.05 per Class A Warrant if the average closing bid price of the Common Stock for any 30 consecutive business days ending within 15 days of the date of which the notice of redemption is given shall have exceeded $8.50 per share. Holders of Class A Warrants automatically forfeit their rights to purchase the shares of Common Stock issuable upon exercise of such Warrants unless the Warrants are exercised before the close of business on the business day immediately prior to the date set for redemption. All outstanding Class A Warrants must be redeemed if any Class A Warrants are redeemed. A notice of redemption shall be mailed to each of the registered holders of the Class A Warrants by First Class mail, postage prepaid, 30 days before the date fixed for redemption. The notice of redemption shall specify the redemption price, the date fixed for redemption, the place where the Class A Warrant certificates shall be delivered and the redemption price to be paid, and that the right to exercise a Class A Warrant shall terminate at 5:00 p.m. (Salt Lake City time) on the business day immediately preceding the date fixed for redemption.

         The Class A Warrants may be exercised upon surrender of the certificate(s) therefore on or prior to the expiration or the redemption date at the offices of Continental Stock Transfer & Trust Company, the Company's warrant agent (the "Warrant Agent") with the subscription form on the reverse side of the certificate(s) completed and executed as indicated, accomplished by payment (in the form of a certified or cashier's check payable to the order of the Company) of the full exercise price for the number of warrants being exercised.

         The Class A Warrants contain provisions that protect the holders thereof against dissolution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events including issuances of Common Stock (or securities convertible, exchangeable or exercisable into Common Stock) at less than market value, stock dividends, stock splits, mergers, sale of substantially all of the Company's assets, and for other extraordinary events; provided, however, that no such adjustment shall be made upon, among other things (i) the issuance or exercise of options or other securities under employee benefit plans (ii) the sale or exercise of outstanding options or warrants or the Class A Warrants, or (iii) the conversion of shares of the Company's Preferred Stock to Common Stock.

         The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of Class A Warrants will not possess any right as a shareholder of the Company unless or until he or she exercises the Class A Warrants. As of July 31, 2001, the Class A Warrants have not been exercised.

         Series E Preferred Stockholders Warrants. In connection with the sale of 50,000 shares of Series E Preferred Stock through a private offering in reliance on the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, and pursuant to the provisions of Rule 506 of Regulation D promulgated thereunder, the Company issued Warrants to holders of Series E
Preferred Stock to purchase 136,517 shares of Common Stock. Each Warrant entitled the holder to purchase one share of Common Stock at an exercise price of $4.00 per share. The Warrants are exercisable through May 23, 2006. These Warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of the Company's assets. The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the Warrants will not possess any rights as a shareholder unless and until the holder exercises the Warrants. As of July 31, 2001, the Series E Preferred Shareholders Warrants have not been exercised.

         Kenneth Jerome Warrants. In connection with its public offering, the Company issued and sold warrants to Kenneth Jerome & Company, Inc. ("Kenneth Jerome") the underwriters of that offering, to purchase 100,000 shares of Common Stock at $8.125 per share commencing July 10, 1998 and continuing to be exercisable until July 10, 2002, and an additional 100,000 shares of Common Stock at a price of $7.50 per share exercisable for the same period of time. During the exercise period, holders of the Kenneth Jerome Warrants are entitled to certain demand and incidental registration rights with respect to the securities issuable upon exercise of the Kenneth Jerome Warrants. The number of shares covered by the Kenneth Jerome Warrants are subject to adjustment in certain events to prevent dissolution. The Company may redeem the Kenneth Jerome Warrants beginning July 10, 1998 at a price of $.05 per warrant at such time as the Company's Common Stock has been trading on The Nasdaq SmallCap Market or an established exchange at a price equal to or above $10.00 per share for a period of 30 consecutive business days ending within 15 days of the date of redemption. Prior to July 10, 1998, the Kenneth Jerome Warrants are not transferable except to officers and directors of the representative, co-underwriters, selling group members and their officers or partners. As of July 31, 2001, the Kenneth Jerome Warrants have not been exercised.

         KSH Investment Group Warrants. In connection with its Series D Preferred private placement, the Company issued Warrants to KSH Investment
Group, Inc. ("KSH Investment Group") Warrants to purchase 208,400 shares of Common Stock. These Warrants consist of Placement Agent Warrants to purchase 68,400 shares of Common Stock at any time not later than February 12, 2004 at exercise price of $2.50 per share for Warrants to purchase 55,539 shares of Common Stock, $2.69 per share for Warrants to purchase 10,461 shares, and $2.38 per share for Warrants to purchase 2,400 shares of Common Stock. The Investment Banking Fee Warrants consist of Warrants to purchase 140,000 shares of Common Stock at any time no later than March 1, 2004 at an exercise price of $2.38 per share. The KSH Investment Group Warrants contain provisions that protect holders thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of the Company's assets. The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The registered holders of the KSH Investment Group Warrants also may elect to exercise their Warrants by way of cashless exercise of the Warrants. The number of shares of Common Stock issuable on the cashless exercise of the KSH Investment Group Warrants is equal to the total number of Warrants issued to the holder times the difference between the then current market price and the exercise price of the Warrants divided by the market price of the Warrants. The holder of the KSH Investment Group Warrants will not possess any rights as a shareholder of the Company unless and until the holder exercises the Warrants. As of July 31, 2001, the KSH Investment Group Warrants have not been exercised.

         Cyndel Warrants. In connection with certain financings that Cyndel provided to the Company, the Company issued Warrants to Cyndel & Co., Inc. ("Cyndel") to purchase an aggregate of 225,000 shares of Common Stock. These Warrants consist of Warrants to purchase 75,000 shares of Common Stock at any time not later than February 7, 2006, at an exercise price of $4.00 per share and Warrants to purchase 150,000 shares of Common Stock at any time not later than August 10, 2005, at an exercise price of $4.00 per share. The Warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of the Company's assets. The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the Warrants will not possess any rights as a shareholder of the Company unless and until the holder exercises the Warrants. As of July 31, 2001, the Cyndel Warrants have not been exercised.

         Lafferty Warrants. In connection with an investment banking agreement with R. F. Lafferty & Co., Inc. ("Lafferty"), the Company issued Warrants to Lafferty to purchase 100,000 shares of the Company's Common Stock. Each Warrant entitles Lafferty to purchase one share of Common Stock at an exercise price of $4.00 per share. The Warrants are exercisable through October 15, 2004. The Warrants contain provisions that protect the holder thereof against delusion by adjustment of the exercise price per share and the number of shares issuable upon the exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of the Company's assets. The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the Warrants will not possess any rights as a shareholder of the Company unless and until the holder exercises the Warrants. As of July 31, 2001, the Lafferty Warrants have not been exercised.

         Limberg Warrants. In connection with certain consulting services provided to the Company, the Company issued Warrants to Dr. Michael B. Limberg to purchase 250,000 shares of Common Stock. These Warrants consist of Warrants to purchase 100,000 shares of Common Stock at any time not later than December 1, 2008 at an exercise price of $4.00 per share; Warrants to purchase 50,000 shares of Common Stock at any time not later than December 1, 2004 at an exercise price of $4.75 per share; Warrants to purchase 50,000 shares of Common Stock at any time not later than June 1, 2005 at an exercise price of $6.75 per share; Warrants to purchase 50,000 shares of Common Stock at any time not later than May 31, 2011 at an exercise price of $4.00 per share; and Warrants to purchase 50,000 shares of Common Stock at any time not later than November 30, 2011 at an exercise price of $4.00 per share. These Warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of the Company's assets. The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the Warrants will not possess any rights as a shareholder unless and until the holder exercises the Warrants. As of July 31, 2001, the Limberg Warrants have not been exercised.

         Hemmer Warrants. In connection with the prior retirement of John W. Hemmer, who has recently been appointed as Vice President of Finance, Treasurer, Chief Financial Officer of the Company, the Company's Board of Directors authorized the issuance of Warrants to Mr. Hemmer to purchase 75,000 shares of Common Stock. The Board of Directors authorized the issuance of these Warrants to Mr. Hemmer at such time as he exercised warrants to purchase 125,000 shares of Common Stock at an exercise price of $2.63 per share, which were previously issued to him upon his retirement. Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $7.50 per share. The Warrants are exercisable through January 24, 2005. The Warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of the Company's assets. The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based on the current market value of such fractional shares. The holder of the Warrants will not possess any rights as a shareholder of the Company unless and until the holder exercises the Warrants. As of July 31, 2001, the Hemmer Warrants to purchase 75,000 shares of Common Stock have not been exercised.

         Kohn and Sucoff Warrants. In connection with certain financial consulting services provided to the Company, the Company issued Warrants to KSH Investment Group, Inc. to purchase 100,000 shares of Common Stock. These Warrants consist of Warrants to purchase 100,000 shares of Common Stock at any time not later than February 7, 2006 at an exercise price of $4.00 per share. These Warrants were subsequently assigned to Helen Kohn and Ronit Sucoff. Warrants to purchase 50,000 shares of Common Stock were assigned to Helen Kohn (the "Kohn Warrants") and Warrants to purchase 50,000 shares of Common Stock were assigned to Ronit Sucoff (the "Sucoff Warrants"). These Warrants contain provisions that protect the holder thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of the Company's assets. The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the Warrants will not possess any rights as a shareholder unless and until the holder exercises the Warrants. As of July 31, 2001, the Kohn and Sucoff Warrants have not been exercised.

         Certain Provisions of Certificate of Incorporation. Paradigm's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, its directors shall not be liable to it and its stockholders. The Certificate of Incorporation also contains provisions entitling the officers and directors to indemnification by Paradigm to the fullest extent permitted by the Delaware General Corporation Law.

         Indemnification Agreements. Paradigm has entered into Indemnification Agreements with its officers and directors. Such Indemnification Agreements provide that Paradigm will indemnify its officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement arising out of threatened, pending or completed legal action against any officer or director to the fullest extent permitted by the Delaware General Corporate Law.

         Transfer and Warrant Agent. Paradigm's transfer agent and registrar for its Common Stock and the Warrant Agent for the Class A Warrants is Continental Stock Transfer & Trust Company, New York, New York.

                              PLAN OF DISTRIBUTION

         We may solicit the exercise of Class A Warrants through a registered or licensed broker-dealer. Upon exercise of Class A Warrants the Company will pay such soliciting broker-dealer a fee of 5% of the aggregate exercise price of Class A Warrants exercised, if: (i) the market price of the Common Stock on the date the Class A Warrant is exercised is greater than the then exercise price of the Class A Warrant; (ii) the exercise of the Class A Warrant was solicited by a member of the National Association of Securities Dealers, Inc.; (iii) the Class A Warrant is not held in a discretionary account; (iv) disclosure of the compensation arrangements was made by delivery of this Prospectus or otherwise) both at the time of the offering and at the time of exercise of the Class A Warrant and (v) the solicitation of exercise of the Class A Warrant is not in violation of Regulation M.

         In connection with the solicitation of the Class A Warrant exercises, the soliciting broker-dealer will be prohibited from engaging in any market-making activities with respect to the Company's securities for the period commencing either two or nine business days (depending on the market price of the Common Stock) prior to any solicitation activity for the exercise of Class A Warrants until the later of (i) the termination of such solicitation activity, or (ii) the termination (by waiver or otherwise) of any right which the soliciting broker-dealer may have to receive a fee for the exercise of Class A Warrants following such solicitation. As a result, the soliciting broker-dealer may be unable to provide a market for the Company's securities, should it desire to do so, during certain periods while the respective Class A Warrants are exercisable.

         We do not plan to solicit Series C, Series D or Series E Preferred Stockholders regarding the conversion of their Series C, Series D or Series E Preferred Shares into shares of Common Stock which have been registered for resale upon conversion.

         The resale of the Common Stock by the Series C, Series D and Series E Preferred stockholders that elect to convert their respective shares of Series C, Series D and Series E Preferred Stock to shares of Common Stock and the holders of Class A Warrants, Kenneth Jerome Warrants, KSH Investment Group Warrants, Cyndel Warrants, Lafferty Warrants, and Warrants issued to Dr. Michael
B. Limberg, Consulting for Strategic Growth, Ltd., John W. Hemmer, Helen Kohn and Ronit Sucoff, that elect to exercise their respective warrants and purchase Common Stock (collectively, the "Selling Securityholders"), may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in The Nasdaq SmallCap Market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

         Selling Securityholders may effect such transactions by selling their shares of Common Stock directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase securities as principals and thereafter sell the Common Stock from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers for whom such broker-dealers act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions). The Selling Securityholders will pay all commissions, transfer taxes, and other expenses associated with the sale of Common Stock by them.

         The Selling Securityholders and broker-dealers, if any, acting in connection with such sales may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities by them might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the Selling Securityholders against certain liabilities under the Securities Act.

         From time to time this Prospectus will be supplemented and amended as required by the Securities Act of 1933, as amended. During any time when a supplement or amendment is so required, the Selling Securityholders are to cease sales until the Prospectus has been supplemented or amended. Pursuant to the registration rights granted to certain of the Selling Securityholders, we have agreed to update and maintain the effectiveness of this Prospectus. Certain of the Selling Securityholders also may be entitled to sell their Shares without the use of this Prospectus, provided that they comply with the requirements of Rule 144 promulgated under the Securities Act.

                                     EXPERTS

         The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-KSB) for the year ended December 31, 2000, have been audited by Tanner & Co., independent auditors, as indicated in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of Common Stock offered hereby and certain other legal matters in connection have been passed upon for us by Mackey Price & Williams, Salt Lake City, Utah.

No dealer,  salesman or any other person has
been  authorized to give  information  or to
make any  representations  other  than those
contained in this Prospectus, and, if given 10,311,334 Shares of Common Stock or made, such information or representations must  not be  relied  upon  as  having  been
authorized    by   the    Company   or   the
Underwriter.   This   Prospectus   does  not
constitute   an   offer   to   sell   or   a
solicitation  of any offer to buy any of the
securities  offered  hereby by anyone in any
jurisdiction   in   which   such   offer  or
solicitation  is not  authorized or in which   PARADIGM MEDICAL INDUSTRIES, INC.
the person making such offer or solicitation
is not  qualified  to do so or to  anyone to           -----------------
whom it is  unlawful  to make such  offer or
solicitation.  Neither the  delivery of this             PROSPECTUS
Prospectus   nor  any  sale  made  hereunder
shall, under any  circumstances,  create any           -----------------
implication that there has been no change in the affairs of the Company since the date hereof.

        ---------------------

         TABLE OF CONTENTS
                                                         August __, 2001
                                       Page

Available Information....................  2
Prospectus Summary.......................  2
The Company..............................  2
The Offering.............................  3
Documents Incorporated by Reference......  4
Risk Factors  ...........................  4
Use of Proceeds...........................10
Securityholders Registering Shares....... 11
Description of Securities................ 18
Plan of Distribution..................... 23
Experts.................................. 23
Legal Matters............................ 23

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the securities being registered, other than underwriting discount (all amounts except the Securities and Exchange Commission filing fee and the NASD fee are estimated):


Filing fee -- Securities and Exchange Commission......................  $2,169
NASD fee..............................................................   2,000
Printing and engraving expenses.......................................     500
Legal fees and disbursements..........................................  10,000
Accounting fees and disbursements.....................................   1,500
Blue Sky fees and expenses (including legal fees).....................       0
Miscellaneous.........................................................     250
                                                                       -------
Total expenses........................................................ $16,419


Item 15.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

         In accordance with the Delaware Law, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         The Company may not indemnify an individual unless authorized and a determination is made in the specific case that indemnification of the individual is permissible in the circumstances because his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the Company's best interests and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Company may not advance expenses to an individual to whom the Company may ultimately be responsible for indemnification unless authorized in the specific case after the individual furnishes the following to the Company: a written affirmation of his or her good faith belief that his or her conduct was in good faith, that he or she reasonably believed that his or her conduct was in, or not opposed to, the Company's best interests and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful and (2) the individual furnishes to the Company a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct referenced in part (1) of this sentence. In addition to the individual furnishing the aforementioned written affirmation and undertaking, in order for the Company to advance expenses, a determination must also be made that the facts then- known to those making the determination would not preclude indemnification.

         All determinations relative to indemnification must be made as follows:
(1) by the Board of Directors of the Company by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum requirement; or (2) if a quorum cannot be obtained as contemplated in part (1) of this sentence, by a majority vote of a committee of the Board of Directors designated by the Board of Directors of the Company, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee; or (3) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in part (1) or part (2) of this sentence

(however,  if a quorum of the Board of Directors  cannot be obtained  under part
(1) of this sentence and a committee cannot be designated under part (2) of this sentence, then a special legal counsel shall be selected by a majority vote of the full board of directors, in which selection directors who are parties to the proceeding may participate); or (4) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting.

         The Company has also entered into Indemnification Agreements with its executive officers and directors. These Indemnification Agreements are substantially similar in effect to the Bylaws and the provisions of the Company's Certificate of Incorporation relative to providing indemnification to the maximum extent and in the manner permitted by the Delaware General Corporation Law. Additionally, such Indemnification Agreements contractually bind the Company with respect to indemnification and contain certain exceptions to indemnification, but do not limit the indemnification available pursuant to the Company's Bylaws, the Company's Certificate of Incorporation or the Delaware General Corporation Law.

Item 16.  Exhibits

Exhibit
Number            Document Description
-------           --------------------
    (a) Exhibits
        --------

         The following Exhibits are filed herewith pursuant to Rule 601 of Regulation S-B or are incorporated by reference to previous filings.

    Exhibit
      No.                                   Document
    -------                                 --------

     2.1 Amended Agreement and Plan of Merger between Paradigm Medical Industries, Inc., a California corporation and Paradigm Medical Industries, Inc., a Delaware corporation(1)
     3.1           Certificate of Incorporation(1)
     3.2           Bylaws(1)
     4.1 Warrant Agency Agreement with Continental Stock Transfer & Trust Company(3)
     4.2           Specimen Common Stock Certificate (2)
     4.3           Specimen Class A Warrant Certificate(2)
     4.4           Form of Class A Warrant Agreement(2)
     4.5           Underwriter's Warrant with Kenneth Jerome & Co., Inc.(3)
     4.6 Warrant to Purchase Common Stock with Note Holders re bridge financing (1)
     4.7           Warrant to Purchase Common Stock with Mackey Price & Williams
                   (1)
     4.8           Specimen Series C Convertible Preferred Stock Certificate(45)
     4.9 Certificate of the Designations, Powers, Preferences and Rights of the Series Convertible Preferred Stock(4)
     4.10          Specimen Series D Convertible Preferred Stock Certificate (7)
     4.11 Certificate of the Designations, Powers, Preferences and Rights of the Series D Convertible Preferred Stock (10)
     4.12          Warrant to Purchase Common Stock with Cyndel & Co. (7)
     4.13          Warrant Agreement with KSH Investment Group, Inc. (7)
     4.14          Warrant to Purchase  Common  Stock with R.F.  Lafferty & Co.,
                   Inc. (7)
     4.15          Warrant to Purchase  Common  Stock with Dr.  David B. Limberg
                   (10)
     4.16          Warrant to Purchase Common Stock with John W. Hemmer (10)
     4.17          Stock Purchase Warrant with Triton West Group, Inc.
     4.18          Warrant to Purchase  Common Stock with KSH Investment  Group,
                   Inc.
     4.19          Warrants  to  Purchase   Common  Stock  with  Consulting  for
                   Strategic Growth, Ltd.
     5.            Opinion of Mackey Price & Williams
     10.1          Exclusive Patent License Agreement with Photomed(1)
     10.2          Consulting Agreement with Dr. Daniel M. Eichenbaum(1)
     10.3          Lease with Eden Roc (4)
     10.4          1995  Stock  Option  Plan and  forms of  Stock  Option  Grant
                   Agreement (1)

     10.5          Form of Promissory Note with Note Holders re bridge financing
                   (1)
     10.6 Co-Distribution Agreement with Pharmacia & Upjohn Company and National Healthcare Manufacturing Corporation (5)
     10.7 Agreement for Purchase and Sale of Assets with Humphrey Systems Division of Carl Zeiss, Inc. (5)
     10.8          Employment Agreement with Thomas F. Motter (6)
     10.9          Asset   Purchase   Agreement   with  Mentor   Corp.,   Mentor
                   Opthalmics, Inc. and Mentor or Medical, Inc. (8)
     10.10 Transition Services Agreement with Mentor Corp., Mentor Opthalmics, Inc., and Mentor Medical, Inc. (8)
     10.11         Severance  Agreement  and  General  Release  with  Michael W.
                   Stelzer (8)
     10.12         Consulting Agreement with Dr. Michael B. Limberg (8)
     10.13         Renewed Consulting Agreement with Dr. Michael B. Limberg (10)
     10.14         Mutual   Release   and   Settlement   Agreement   with  Zevex
                   International, Inc. (8)
     10.15         Consulting Agreement with Douglas Adams (8)
     10.16         Agreement   and   Plan  of   Reorganization   with   Paradigm
                   Subsidiary, Inc., and Vismed, Inc. d/b/a Dicon (9)
     10.17         Agreement and Plan of Merger with Paradigm  Subsidiary,  Inc.
                   and Vismed Inc. d/b/a Dicon (9)
     10.18         Registration Rights Agreement with Paradigm Subsidiary,  Inc.
                   and certain shareholders of Vismed, Inc. d/b/a Dicon (9)
     10.19 Indemnification Agreement with Paradigm Subsidiary, Inc. and certain shareholders of Vismed, Inc. d/b/a Dicon (9)
     10.20         Consulting Agreement with Cyndel & Co., Inc. (10)
     10.21 Stock Purchase Agreement with Occular Blood Flow, Ltd. and Malcolm Redman (10)
     10.22         Consulting Agreement with Malcolm Redman (10)
     10.23         Royalty Agreement with Malcolm Redman (10)
     10.24         Registration Rights with Malcolm Redman (10)
     10.25 General Financial Advisory Services Agreement with McDonald Investments Inc. 11)
     10.26         Agreements with Steven J. Bayern and Patrick M. Kolenik (11)
     10.27         Employment Agreement with Mark R. Miehle (12)
     10.28         Employment Agreement with John W. Hemmer (12)
     10.29 Private Equity Line of Credit Agreement with Triton West Group, Inc. (12)
     10.30 Renewed General Financial Advisory Services Agreement with McDonald Investments. (12)
     10.31         Renewed Consulting Agreement with Dr. Michael B. Limberg (12)
     10.32         Agreement with KSH Investment Group, Inc. (12)
     23.1          Consent of Mackey Price & Williams
     23.2          Consent of Tanner & Co.

    -----------------

     (1) Incorporated by reference from Registration Statement on Form SB-2, as filed on March 19, 1996.
     (2) Incorporated by reference from Amendment No. 1 to Registration Statement on Form SB-2, as filed on May 14, 1996.
     (3) Incorporated by reference from Amendment No. 2 to Registration Statement on Form SB-2, as filed on June 13, 1996.
     (4) Incorporated by reference from Annual Report on Form 10-KSB, as filed on April 16, 1998.
     (5) Incorporated by reference from Quarterly Report on Form 10-QSB, as filed on August 1, 1998.
     (6) Incorporated by reference from Quarter Report on Form 10-QSB, as filed on November 12, 1998.
     (7) Incorporated by reference from Registration Statement on Form SB-2, as filed on April 29, 1999.
     (8) Incorporated by reference from Annual Report on Form 10-KSB, as filed on March 30, 2000.
     (9)           Incorporated  by reference from Form 8-K, as field on June 5,
                   2000.
     (10) Incorporated by reference from Report on Form 10-QSB, as filed on August 16, 2000. (11) Incorporated by reference from Report on Form 10-QSB, as filed on November 1, 2000. (12) Incorporated by reference from Report on Form 10-KSB, as filed on March 15, 2001.

    (b)  Reports on Form 8-K
         -------------------

         No reports on Form 8-K are filed by the Company during the quarter ended March 31, 2001.

Item 17.  Undertakings

         The undersigned Registrant hereby undertakes (a) subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section; (b) to provide the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in the names as required by the Underwriters to permit prompt delivery to each purchaser; (c) if any public offering by the Underwriters is to be made on terms differing from those set forth on the cover page of the Prospectus, to file a post-effective amendment setting forth the terms of such offering; and (d) to deregister, by means of a post-effective amendment, any securities covered by this Registration Statement that remain unsold at the termination of this offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant also undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

         The undersigned Registrant further undertakes that it will file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement, and (iii) include any additional or changed material information on the plan of distribution.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in Salt Lake City, State of Utah, on the 2nd day of August, 2001.

                                     PARADIGM MEDICAL INDUSTRIES, INC.




                                     By:
                                     -------------------------------------------
                                     Thomas F. Motter, Chairman of the Board and
                                     Chief Executive Officer




                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas F. Motter as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



         Signature                          Title                                                Date



                                        Chairman of the Board and Chief Executive              August 2, 2001
-------------------------------------   Officer (Principal Executive Officer)
Thomas F. Motter



                                        Vice President of Finance, Treasurer and               August 2, 2001
-------------------------------------   Chief Financial Officer (Principal Financial
John W. Hemmer                          and Accounting Officer)




                                        Secretary and Director                                 August 2, 2001
-------------------------------------
Randall A. Mackey



                                        Director                                               August 2, 2001
-------------------------------------
David M. Silver



                                        Director                                               August 2, 2001
-------------------------------------
Keith D. Ignotz
